                                                                   EXHIBIT 10.31


                                                                    MBS: 9120/00

                                LEASE AGREEMENT

                                    BETWEEN

               1 NORTH DEARBORN TRUST, A DELAWARE BUSINESS TRUST,

                                  AS LANDLORD,

                                      AND

                                 dotspot, Inc.
                            A Delaware corporation,

                                   AS TENANT

                           DATED: SEPTEMBER 29, 2000

                               TABLE OF CONTENTS

                                                                         Page

     LEASE INFORMATION SUMMARY                                             iv
     1. LEASE GRANT                                                         1
     2. TERM                                                                1
        2.1. Commencement Date                                              1
        2.2. Condition of Premises                                          1

     3. RENT                                                                1
        3.1. Base Rent                                                      1
        3.2. Additional Rent                                                1
        3.3. Payment                                                        6
     4. SECURITY DEPOSIT                                                    6
        4.1. Letter of Credit                                               6
        4.2. Cash Security Deposit                                          7
        4.3. INTENTIONALLY DELETED                                          7
     5. LANDLORD'S OBLIGATIONS                                              7
        5.1. Services                                                       7
        5.2. Utilities .                                                    8
        5.3. Excess Utility Use                                             8
        5.4. Restoration of Services                                        9
        5.5. Chilled Water Usage                                            9
        5.6. Landlord's Representations                                    10
     6. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE                    10
        6.1. Improvements; Alterations                                     10

        6.2. Repairs and Maintenance                                       11
        6.3. Performance of Work                                           11
        6.4. Mechanic's Liens                                              12
     7. USE                                                                12
     8. ASSIGNMENT AND SUBLETTING                                          12
        8.1. Transfers; Consent                                            12

        8.2. Recapture                                                     14

        8.3. Additional Compensation                                       14

        8.4. Injunctive Relief                                             14
        8.5. dotspot Companies                                             15
     9. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY                         15
        9.1. Insurance                                                     15
        9.2. Landlord Insurance                                            16

        9.3. Waiver of Negligence; No Subrogation                          17
        9.4. Indemnity by Tenant                                           17
        9.5. Indemnity by Landlord                                         17
    10. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE          17
        10.1. Subordination                                                17
        10.2. Attornment                                                   18

        10.3. Notice to Landlord's Mortgagee                               18
    11. RULES AND REGULATIONS                                              18
    12. CONDEMNATION                                                       18
        12.1. Total Taking                                                 18
        12.2. Partial Taking  Tenant's Rights                              18
        12.3. Partial Taking  Landlord's Rights                            19
        12.4. Award                                                        19
    13. FIRE OR OTHER CASUALTY                                             19
        13.1. Landlord's Rights                                            19

        13.2. Repair Obligation                                            20

    14. PERSONAL PROPERTY TAXES                                            21
        15. DEFAULT                                                        21
        15.1. Events of Default                                            21
        15.2. Default Interest                                             22

    16. REMEDIES                                                           22
        16.1. Right To Terminate                                           22
        16.2. Receipt Of Money After Termination                           22
        16.3. Recovery Of Damages                                          22
        16.4. Right To Re-Enter                                            23
        16.5. Independent Covenant                                         23
        16.6. Legal Expenses                                               23
    17. PAYMENT BY TENANT; NON-WAIVER                                      23
        17.1. Payment by Tenant                                            23
        17.2. No Waiver                                                    24
    18. SURRENDER OF PREMISES                                              24
    19. HOLDING OVER                                                       24
    20. CERTAIN RIGHTS RESERVED BY LANDLORD                                25
    21. MISCELLANEOUS                                                      26
        21.1. Landlord Transfer                                            26
        21.2. Landlord's Liability                                         27
        21.3. Force Majeure                                                27
        21.4. Brokerage                                                    27
        21.5. Estoppel Certificates                                        27
        21.6. Notices                                                      28
        21.7. Severability                                                 28
        21.8. Amendments; Binding Effect                                   28
        21.9. Quiet Enjoyment                                              29
        21.10. No Merger                                                   29
        21.11. No Offer                                                    29
        21.12. Entire Agreement; Governing Law                             29
        21.13. Calendar Days                                               29
        21.14. Prohibition Against Leasehold Mortgages                     29
        21.15. Waiver of Trial by Jury                                     30
        21.16. Landlord's Remedies Cumulative                              31

        21.17. Prohibition Against Recordation                             31
        21.18. Joint and Several Liability                                 31
        21.19. Corporate Tenants                                           31
    22. ROOF EQUIPMENT                                                     32
        22.1. Roof Rights                                                  32
        22.2. Maintenance and Repairs of Roof Equipment                    32
        22.3. Removal of Roof Equipment                                    33
        22.4. Roof Rights Not Severable                                    33
    23. STORAGE SPACE                                                      33
    24. OPTION TO RENEW                                                    33
    25. RIGHT OF FIRST OFFER                                               34

EXHIBIT A       -       OUTLINE OF PREMISES
EXHIBIT B       -       BUILDING RULES AND REGULATIONS
EXHIBIT C       -       INTENTIONALLY DELETED
EXHIBIT D       -       ESTOPPEL CERTIFICATE
EXHIBIT E       -       GUARANTY
EXHIBIT F       -       WORKLETTER
EXHIBIT G       -       CERTIFICATE OF COMMENCEMENT DATE
EXHIBIT H       -       SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT I       -       CLEANING SPECIFICATIONS
EXHIBIT J       -       HVAC SPECIFICATIONS
EXHIBIT K       -       SEARS SCHEDULE

                           LEASE INFORMATION SUMMARY
                           -------------------------

1. LEASE DATE   September 29, 2000

II PARTIES AND ADDRESSES

A. Landlord:                1 North Dearborn Trust, a Delaware business trust
B. Landlord's Address for   c/o Douglas Elliman-Beitler Management Corporation
   Notices:                 One North LaSalle Street
                            Suite 3700
                            Chicago, Illinois 60602
                            Attention: General Manager
                            With copies to:

                            Mr. J. Paul Beitler
                            181 West Madison Street
                            Suite 3900
                            Chicago, Illinois 60602

                            And to:

                            Emmet, Marvin & Martin, LLP
                            120 Broadway
                            New York, New York 10271
                            Attention: Patrick A. McCartney, Esq.

                            And to:

                            Much Shelist Freed Denenberg
                            Ament & Rubenstein, P.C.
                            200 North LaSalle Street
                            Suite 2100
                            Chicago, Illinois 60601
                            Attention: Michael B. Sadoff, Esq.

C. Tenant:                  dotspot, inc., a Delaware corporation

D. Tenant's Address for     1301 North Elston Avenue
   Notices:                 Chicago, Illinois 60622
                            Attention: General Counsel

                            And to:

                            Steven J. Marcus
                            Ray & Glick, Ltd.
                            611 South Milwaukee Avenue
                            Libertyville, Illinois 60048

E. Guarantor:               divine interVentures, inc.,
                            1301 North Elston Avenue
                            Chicago, Illinois 60622
                            Attention; General Counsel

                            and to

                            Steven J. Marcus
                            Ray & Glick, Ltd
                            611 South Milwaukee Avenue
                            Libertyville, IL 60048

III. PROPERTY INFORMATION

    A. Building:            One North Dearborn Street, Chicago, Illinois 60602,
                            including all related land, landscaped areas, driveways, parking facilities and similar improvements to the extent applicable

    B. Premises:            Entire 13th Floor of the Building comprising
                            approximately Forty-Nine Thousand Seven Hundred One
                            (49,701) rentable square feet (Section 1)
IV. TERM

    A. Term of Lease:       The period beginning on the Commencement Date and
                            ending on the Termination Date (Section 2)

    B. Commencement Date:   October 9, 2000

    C. Termination Date     The Termination Date shall be the last day of the
                            One Hundred Twentieth (120th) month following the
                            Rent Commencement Date

    D. Rent Commencement    The earlier of (i) the date Tenant takes occupancy
       Date                 of  the Premises or (ii) February 9, 2001.

    E. Lease Year           The twelve (112) calendar month period commencing on
                            the Rent Commencement Date if the Rent Commencement
                            Date occurs on the first day of a month, or the twelve (12) calendar period commencing on the first day of the first month immediately following the Rent Commencement Date if the Rent Commencement
                            Date does not occur on the first day of a month.

V. RENT

A. Base Rent:              $25.75 per square foot during the first lease year,
                           (including a partial month prior to the commencement of the first Lease Year if the Rent Commencement
                           Date does not occur on the first day of a month), subject to $.60 per square foot annual escalations as set forth below:
                           $1,279,800.70 per year ($106,650.05 per month; $25.75
                           per sq. ft.) during the first lease year;
                           $1,309,621.30 per year ($109,135.10 per month $26.35
                           per sq. ft.) during the second lease year;
                           $1,339,441.90 per year ($111,620.15 per month; $26.95
                           per sq. ft.) during the third lease year;
                           $1,369,262.50 per year ($114,105.20 per month; $27.55
                           per sq. ft.) during the fourth lease year;
                           $1,399,083.10 per year ($116,590.25 per month; $28.15
                           per sq. ft.) during the fifth lease year;
                           $1,428,903.70 per year ($119,075.30 per month; $28.75
                           per sq. ft.) during the sixth lease year;
                           $1,458,724.30 per year ($121,560.35 per month; $29.35
                           per sq. ft.) during the seventh lease year;
                           $1,488,544.90 per year ($124,045.40 per month; $29.95
                           per sq. ft.) during the eighth lease year;
                           $1,518,365.50 per year ($126,530.45 per month; $30.55
                           per sq. ft.) during the ninth lease year; and $1,548,186.10 per year ($129,015.50 per month; $31.15 per sq. ft.) during the tenth lease year
                           (Section 3.1)

B. Landlord's Address for  Douglas Elliman-Beitler Management Corporation
   Payment of Rent:        A/A/F I North Dearborn Trust
                           7508 Collections Center Drive
                           Chicago, Illinois 60693 (Sections 3.1 and 3.3)

C. Tenant's Proportionate Subject to the provisions of Section 3.2(g), Tenant's
   Share: Proportionate Share is five and sixty-seven one-hundredths percent (5.67%), which equals the percentage that the rentable square footage of the Premises (which is stipulated by the parties to be 49,701 square feet) bears to the total square footage of all rentable office space in the Building (which is stipulated by the parties to be 876,246 square feet) (Section 3.2)

D. Base Year:             2001 (Section 3.2)

E. Operating Costs        Subject to the modification provisions set forth in
   Adjustment:            Section 3.2(f) and 3.2(g), Tenant's Proportionate
                          Share of the amount by which the Operating Costs incurred during any calendar year during the Term exceed the Operating Costs incurred during the Base
                          Year (Section 3.2)

F. Tax Adjustment:        Subject to the modification provisions set forth in
                          Section 3.2(f), Tenant's Proportionate Share of the amounts by which the Taxes paid during any calendar year of the Term exceed the Taxes paid during the Base
                          Year (Section 3.2)

VI. OTHER PROVISIONS

A. Security Deposit:      Letter of Credit in the amount of $2,269,845.00
                          reducing on the dates and in the amounts as follows:

                                        Date of Reduction       Amount
                                        -----------------       ------
                                         October 9, 2002     $2,032,909.00
                                         October 9, 2003     $1,795,973.00
                                         October 9, 2004     $1,559,038.00
                                         October 9, 2005     $1,322,102.00
                                         October 9, 2006     $1,085,166.00
                                         October 9, 2007     $  848,230.00
                                         October 9, 2008     $  611,294.00
                                         October 9, 2009     $  374,359.00
                                         October 9, 2010     $  137,422.00

                          (Section 4.2)

B. Electrical Usage Rate: Electricity will be separately metered and paid by
                          Tenant. (Section 5.2)

C. Permitted Use:         General office and administrative use (Section 7)

D. Landlord's Broker:     Douglas Elliman-Beitler Management Corporation
                          (Section 21.4)

E. Tenant's Broker:       dotspot brokerage, inc. (Section 21.4)

The summary of lease information set forth above and any addendum and/or exhibit(s) attached to this Lease are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the lease information set forth above means the respective information above, including all of the terms provided under the particular section of this Lease pertaining to such information. All section references in this summary refer to the sections of the Lease where such provision is described.

LANDLORD:
- ---------

1 NORTH DEARBORN TRUST, a
Delaware business trust

By:     DOUGLAS ELLIMAN-BEITLER
        MANAGEMENT CORPORATION, an
        Illinois corporation, its agent

        By:  /s/ J. Paul Beitler
             ---------------------------------
        Its: Chairman

TENANT:
- -------

dotspot, inc., a Delaware corporation

By:  Rick Powell
     ---------------------------------
Its: Pres / CEO
     ---------------------------------

     THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the Lease Date between Landlord and Tenant. All capitalized terms not otherwise defined in the body of the Lease have the meanings established in the Lease Information Summary above.

1. LEASE GRANT.

     Subject to the terms of this Lease, Landlord leases to Tenant and Tenant rents from Landlord the Premises in the Building. The Premises are outlined on the floor plan attached to this Lease as Exhibit A.

2. TERM.

     2.1. Commencement Date.

     The term of this Lease (the "Term") will commence on the Commencement Date and will end on the Termination Date. Upon taking occupancy of the Premises, Tenant agrees to sign the Certificate of Commencement Date attached to this Lease as Exhibit G confirming the Commencement Date and the Termination Date.

     2.2. Condition of Premises.

     Subject to Landlord's representations and obligations set forth in the Workletter, Tenant's acceptance of possession of the Premises will be deemed conclusive evidence that Tenant has approved and accepted the Premises in their "AS-IS" condition on the date Tenant accepts possession. Landlord has no obligation to make any changes or improvements to the Premises except as set forth in the Workletter. The cost of any such changes and/or improvements shall be paid for in the manner set forth in the Workletter.

3. RENT.

     3.1. Base Rent.

     Base Rent is payable by Tenant throughout the Term in the amounts and at the times set forth in the Lease Information Summary above. Base Rent is payable no later than the Commencement Date and subsequently on the first day of each following month for the remainder of the Term. The monthly Base Rent for any partial month in which the (i) the Rent Commencement Date falls, (ii) the Lease may terminate, or (iii) the monthly Base Rent changes in amount, will equal the product of (1/30th) of the applicable monthly Base Rent in effect during the partial month multiplied by the number of days in the partial month for which the Lease is in effect.

     3.2. . Additional Rent.

          (a) Payment of Additional Rent. Commencing on January 1st of the calendar year immediately following the Base Year, Tenant will pay to Landlord as Additional Rent ("Additional Rent") the Operating Costs Adjustment and the Tax Adjustment, which will be calculated and determined as set forth below.

          (b) Definition - Operating Costs. The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, maintenance and management of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (1) wages and salaries (including management fees not exceeding $.80 per rentable square feet for the total Building for the first five (5) years of the Term and not exceeding $1.00 per rentable square foot for the total Building for the second five (5) years of the Term, and reimbursements of expenses incurred by Landlord's management agent) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating to such costs; (2) all uniforms, supplies, tools and materials used in the operation, supervision, maintenance, repair, replacement and security of the Building; (3) costs for replacements and improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital replacements and improvements made in order to comply with any law, statute, ordinance, code, regulation or insurance requirement(s) promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, but limited to the amount of annual savings generated by such improvements; (4) cost of all common area utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants; (5) insurance expenses (subject to the limitations set forth in Section 3.2(g) below); (6) repairs, replacements, and general maintenance of the Building, including costs of inspecting and depreciation of machinery and equipment; (7) service or maintenance contracts and/or agreements for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window washing, landscaping, elevator maintenance, HVAC system maintenance, security, cleaning, trash removal, sweeping and snow removal); (8) legal, accounting, engineering and other professional fees and expenses relating to managing and maintaining the Building; (9) costs, including reasonable attorney's fees, incurred with third parties in contesting, protesting, attempting to reduce and/or attempting to restrict increases in Taxes; and
     (10) all other costs properly constituting operating costs according to sound accounting principles consistently applied.

          (c) Exclusions From Operating Costs. Operating Costs do not include costs for (1) capital expenditures made to the Building (except capital expenditures described in Section 3.2(b)(3) above); (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, principal, amortization or other payments on loans to Landlord, except for interest payments made in connection with Subsection 3.2(b)(3) above; (4) depreciation; (5) real estate brokerage and/or leasing commissions; (6) renovations, alterations or improvements to the space of other tenants or occupants of the Building or vacant space in the Building; (7) costs of initial improvements to, or alterations of, any tenant's premises; (8) costs of repairs, alterations or replacements caused by the exercise of the rights of eminent domain; (9) cost of any special services rendered or costs reimbursed to a tenant which are not generally reimbursed or rendered to other tenants in the Building;
     (10) legal fees and other costs incurred in the negotiation of leases in the Building (including this Lease) or the enforcement of leases in the Building other than violations of Building rules and regulations; (11) any portion of the general overhead of operating the Building manager's central off-site office and salaries and employment expenses of personnel above the level of general manager; (12) any cost or expense to the extent to which Landlord is paid or reimbursed by any person (other than from tenants paying their share of Operating Costs); (13) all expenses incurred by Landlord (including its successors in interest) in removing or remediating the effects of hazardous materials (other than hazardous materials customarily used or removed in the ordinary course of business in office buildings) introduced to the Building by Landlord after the date Landlord acquired the Building; (14) costs, interests and penalties incurred by reason of the violation by Landlord of any laws or contractual obligations; (15) cost of installing or operating and maintaining the garage of the Building, if any, or of any specialty services such as an observatory, broadcasting and/or telecommunications facility, data processing facility or luncheon, athletic or recreational club; (16) rent payments and other related costs incurred in leasing air-conditioning systems or equipment ordinarily considered to be of a capital nature; (17) costs of electricity for individual tenant spaces, whether occupied or vacant; (18) costs of acquiring or leasing paintings or other objects of art for the Building; (19) the cost and expense of correcting defects in construction by Landlord in or on the Building occurring within one year of substantial completion of such construction; and (20) political and charitable contributions.

          (d) Definition - Taxes. The term "Taxes" means all taxes, assessments, and governmental charges payable in a calendar year, regardless when such Taxes become a lien upon the Building, including but not limited to all real estate and transit district taxes and assessments, sewer charges, sales and use taxes, ad valorem taxes, personal property taxes, the Illinois Property Replacement Tax and any other taxes and assessments attributable to the Building (or its operation), the grounds, parking areas, driveways, and alleys around the Building, but excluding any federal and state taxes on the income of Landlord from the operation of the Building. If the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received from the Building or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part of such taxes so based, will be deemed to be included within the term "Taxes" for purposes of this Lease.

          (e) Payment of Additional Rent. Landlord will make a good faith estimate of the Additional Rent to be due from Tenant for all or part of any calendar year during the Term, and Tenant agrees to pay to Landlord, on the Commencement Date and on the first day of each subsequent calendar month during the Term, an amount equal to 1/12th of the estimated Additional Rent for such full or partial calendar year. From time to time, but not more than two (2) times in any calendar year during the Term, Landlord may estimate and re-estimate the Additional Rent to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant. Subsequently, the monthly installments of Additional Rent payable by Tenant will be appropriately adjusted in accordance with Landlord's estimations so that by the end of the calendar year in question Tenant will have paid all of the Additional Rent as reasonably estimated by Landlord. By April 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of Operating Costs paid for the previous year, adjusted as provided in Section 3.2(f) below (the "Operating Costs Statement"). By September 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of the Taxes paid for the previous year, adjusted as provided in Section 3.2(f) below (the "Tax Statement"). If the Operating Costs Statement and/or the Tax Statement reveal(s) that Tenant paid more in Operating Costs Adjustment or Tax Adjustment than the actual amount for the year for which such statement was prepared, then Landlord will promptly credit, or after the Termination Date, refund Tenant for such excess. Likewise, if Tenant paid less in Operating Costs Adjustment than the actual amount for the year for which such statement was prepared, then Tenant shall pay such deficiency to Landlord within thirty (30) days after Landlord's demand. This provision will survive the Termination Date of this Lease.

          (f) Occupancy and Tax Adjustment. With respect to any calendar year or partial calendar year in which the Building is not fully occupied, including without limitation the Base Year, the Operating Costs which vary with occupancy in the Building and/or Taxes for such period will, for the purposes of this Lease, be "grossed up" to the amount which would have been incurred had the Building been fully occupied. For the Base Year and for any calendar year or partial calendar year in which the Building is not fully occupied for a full year, such gross up shall be calculated in the following manner: (i) the Taxes/improvements for such period will be increased to the amount (the "Increased Taxes/improvements") which would have been incurred had the Building been fully occupied for a full year pursuant to the following formula: Taxes/improvements - Occupancy % - Increased Taxes/improvements and (ii) the real estate taxes component of Taxes for the Building shall be equal to Taxes/Land + Increased Taxes/improvements. In connection with this calculation, Landlord shall provide to Tenant, at the same time and in the same manner as it shall provide the Tax Statement to Tenant, information and documentation (including, without limitation, copies of the real estate tax bills for the Building and the record card which details the assessment for the land and the improvements) with respect to Taxes/improvements and the Occupancy % that are reasonably sufficient to allow Tenant to verify Landlord's calculation set forth in this subparagraph.

     For purposes of this Section 3.2(f):

               (i) "Occupancy %" shall mean, on a percentage basis, the sum of the Monthly Occupancy % (as defined below) for each month in each calendar year during the Term (or partial calendar year if the Lease commences or ends on a date other than January 1 or December 31) divided by the number of months in such full or partial calendar year, as the case may be.

               (ii) "Monthly Occupancy %" shall mean, on a percentage basis, a fraction, the numerator of which is the total square footage occupied by all tenants in the Building (including Tenant) as of the first day of each month, and the denominator of which is 876,246.

               (iii) "Effective Tax Rate" shall mean the State of Illinois Equalization Factor multiplied by the City of Chicago real estate tax rate applicable to the Building for the taxes being paid for each calendar year.

               (iv) "Taxes/Land" shall mean the assessed valuation determined by the Assessor of Cook County, Illinois for the land portion of the real estate tax bill being paid for the applicable calendar year multiplied by the Effective Tax Rate for such calendar year.

               (v) "Taxes/Improvements" shall mean the total assessed valuation determined by the Assessor of Cook County, Illinois less the assessed valuation of the land as determined by the Assessor of Cook County, Illinois for the applicable calendar year multiplied by the Effective Tax Rate for such calendar year.

     Notwithstanding anything in this Lease to the contrary, (i) the provisions of this subsection 3.2(f) shall be applied consistently during the Term,
     (ii) Landlord agrees that
     it will not recapture more than one hundred percent (100%) of the Operating Costs and Taxes (as such terms are defined under this Lease and under the leases in the Building for other tenants) from Tenant and all other tenants in the Building, and (iii) any Operating Costs not "grossed up" under this
     Section 3.2(f), in the Base Year will not be "grossed up" in any subsequent calendar year of the Term.

          (g) Operating Costs Adjustment - Sears Lease. From and after the occurrence of the "Rent Commencement Date" under the Lease between Landlord and Sears Roebuck and Co. (Sears) for other space in the Building (the "Sears Lease"), and only if such "Rent Commencement Date" occurs, Tenant shall pay to Landlord "Tenant's Modified Proportionate Share" (as defined below) of any increase in Operating Costs during any calendar year over the amount of Operating Costs incurred by Landlord with respect to the Building during the applicable Base Year as set forth above. For purposes of this subparagraph 3.2(g) "Tenant's Modified Proportionate Share" with respect to the Premises means the product of (x) the ratio of the rentable square footage of the Premises (from time to time de livered in accordance with the Workletter) to the total square footage of all rentable office space in the Building not then occupied by Sears under the Sears Lease (which is stipulated by the parties to be 635,629 square feet), multiplied by (y) the total Operating Costs reduced by the amount paid by Sears to Landlord under
     Section 3.5(E) of the Sears Lease and the schedule attached and made a part of this Lease as Exhibit K. Notwithstanding anything above to the contrary, in the event that if for any reason the Sears Lease is terminated prior to the end of the Term, then the provisions of this Section 3.2(g) will not be applicable and, furthermore, if Landlord enters into a subsequent lease with another retail tenant or tenants, which do not pay a full share of Operating Costs, then Landlord agrees to modify this Lease to equitably provide for an adjustment similar to the provisions of this Section 3.2(g). For purposes of the determination of Operating Costs under this Section 3.2(g), commencing with the first full calendar year following the Rent Commencement Date under the Sears Lease, insurance expenses shall not be increased by more than 10% on a Cumulative Basis (as defined below) over the prior calendar year insurance expenses. "Cumulative Basis" means that to the extent the insurance expenses in any calendar year exceed the 10% limitation, any such excess portion of the insurance expenses will be carried over to the subsequent calendar year or years and will be included in the insurance expense portion of Operating Costs up to the 10% limitation for such subsequent calendar year or years.

          (h) Tenant's Right to Review Operating Costs Computation. If Tenant takes exception to the calculation of the Operating Costs, Tenant shall have the right to examine and review the records supporting Landlord's computation of Operating Costs. Tenant agrees that it may not withhold any payments or offset any amounts against Rent in connection with any such examination and review, however, Tenant may designate such payments are "paid under protest" without waiving any rights to such contested amounts. Further, Tenant may engage the services of any consultant to make its own review of Landlord's calculation of Operating Costs. The cost of Tenant's consultant shall be borne solely by Tenant except as set forth below. If Landlord and Tenant agree or if there is a judicial determination that the Operating Costs have been overstated by Landlord, then Landlord shall recalculate the Operating Costs Adjustment, as applicable, and credit or pay to Tenant any overpayment. If Landlord and Tenant agree or if there has been a judicial determination that the Operating Costs have been overstated by more than 5%, Landlord shall also pay the actual cost of Tenants consultant, which cost shall in no event exceed 10% of the amount by which the Operating Costs are overstated.

     3.3. Payment.

     Tenant agrees to timely pay to Landlord during the Term- Base Rent, Additional Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively the "Rent"), without notice, demand, abatement, deduction, setoff or counterclaim, except as otherwise specifically provided in this Lease, at Landlord's Address for Payment of Rent or as otherwise specified by Landlord. Tenant further agrees to pay a late fee equal to three percent (3%) of any payment of Rent not received by Landlord within five (5) days of its due date, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, will the charges permitted under this Section 3.3 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

4. SECURITY DEPOSIT.

     4.1. Letter of Credit.

     Tenant will deliver to Landlord, on or before the Commencement Date, of this Lease, a letter of credit (the "Letter of Credit") as a Security Deposit in such amounts as provided in Section VI.A of the Lease Information Summary, as security for-the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease, subject to the following provisions:

          (a) Form and Issuer. The Letter of Credit must be a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord, issued by a federally insured national banking association located in Chicago, Illinois which is reasonably acceptable to Landlord in all respects.

          (b) Expiration; Extension or Replacement. The Letter of Credit must:
     (i) have an expiration date no earlier than the Termination Date of this Lease, or (ii) be renewed annually through the Termination Date, in which event Tenant must submit to Landlord original amendments extending the Letter of Credit expiration date (or replacement Letters of Credit with extended expiration dates), on an annual basis no later than thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit in the foregoing manner will, in addition to all of Landlord's other remedies, entitle Landlord to draw down the Letter of Credit at any time after Landlord has given 3 days prior notice to Tenant. Following such draw, Landlord shall hold or apply the proceeds as provided in this Lease.

          (c) Draws. If Tenant is in default under this Lease beyond applicable notice and cure periods, Landlord may but is not obligated to draw down on all or a portion of the Letter of Credit without notice to Tenant and apply the proceeds to the payment of any sum owing or any other sum which Landlord may incur by reason of such violation. If Landlord draws upon the Letter of Credit and any portion of the proceeds of such draw is not required for such purposes, Landlord will treat such unused proceeds as a cash security deposit, as security for the full and prompt performance by Tenant of the terms and covenants of this Lease and apply the same as provided in Section 4.2 below. Following any such application of the Security Deposit as described above, Tenant agrees to pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations under this Lease, Landlord will, within thirty (30) days after the end of the Term, return the Letter of Credit to Tenant. If Landlord transfers its interest in the

     Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord will assign the Security Deposit to the transferee and deliver such original Letter of Credit to the transferee; and Landlord subsequently will have no further liability for the return of the Letter of Credit.

     4.2. Cash Security Deposit.

     In the event any portion of the Letter of Credit is converted into cash, such cash Security Deposit will be held by Landlord to secure Tenant's performance of its obligations under this Lease. Landlord will have no obligation to pay any interest on the Security Deposit to Tenant. The Security Deposit is not an advance payment of Rent nor a measure or limit of Landlord's damages upon an Event of Default (as defined in Section 15 below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform under this Lease following a default under this Lease beyond applicable notice and cure periods. Following any such application of the Security Deposit, Tenant agrees to pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations under this Lease, Landlord will, within thirty (30) days after the end of the Term, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord will assign the Security Deposit to the transferee and remit the funds to the transferee; and Landlord subsequently will have no further liability for the return of the Security Deposit. Landlord agrees that if the Letter of Credit is converted into cash and Tenant has cured all Events of Default, Tenant may substitute for the cash deposit a replacement Letter of Credit as provided in Section 4.1 above.

     4.3. INTENTIONALLY DELETED

5. LANDLORD'S OBLIGATIONS.

     5.1. Services.

     Landlord will furnish to the Premises (1) water at those points of supply provided for general use of tenants of the Building, provided at locations on the floor determined by Landlord as shown on Exhibit 1 attached to the Workletter; (2) heating and air conditioning between 8:00 a.m. and 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays (collectively "Normal Business Hours") such heating and air-conditioning to be maintained in accordance with the HVAC Specs as described in Section 5.6(d) below; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations as set forth on Exhibit I and such window washing as may from time to time be reasonably required; (4) passenger elevators for ingress and egress, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays (but in no event less than two (2) operating elevators); and (5) electrical current for Tenant's equipment in a sufficient quantity to meet Normal Office Usage (as defined below), provided that Tenant will be responsible for the cost of any additional electrical requirements beyond the usage contemplated under this Lease in accordance with Section 5.3 below; and (6) 24 hour per day, 7 day per week, manned security service in the lobby. Landlord will maintain the common areas of the Building (including structural components and mechanical systems) in good order and condition and in substantial compliance with applicable laws, codes, and ordinances for office buildings of similar quality located in the "Loop" area of downtown Chicago, except for damage caused by Tenant, or its employees, agents or Invitees. If Tenant desires any heating or air conditioning at any time other than during Normal Business Hours, then such services will be supplied to Tenant upon the written request of Tenant delivered to Landlord prior to 3:00 P.M. on any business day for which such extra usage is required and prior to 3:00 P.M. on Friday preceding any weekend day for which such extra usage is required, and Tenant, upon demand from Landlord, will pay Landlord for such services at Landlord's actual cost determined by Landlord from time to time (which cost is currently $75.00 per hour). Such actual cost will reflect the actual cost of furnishing the electricity and water and the actual cost of operating any equipment necessary to provide such after hours service. Landlord and Tenant acknowledge that Tenant has access to the Building twenty-four (24) hours a day, seven (7) days a week.

     5.2. Utilities.

     Since the respective utilities are not separately metered at the Premises and billed directly to Tenant by the service provider, Tenant will pay directly to Landlord as Rent, upon demand by Landlord, the cost of all utilities used or consumed at, on or in the Premises. Such cost will be the actual cost (with no profit) to Landlord based upon Tenant's usage evidenced by the submeters servicing the Premises. Such meters will be installed at Tenant's cost and will be read by Landlord on a periodic basis. If at any time in the future the respective utilities are separately metered at the Premises and billed directly by the service provider, then Tenant shall pay directly to each provider of such utilities the cost of all utilities used or consumed at, on or in the Premises as and when the charges for the same become due and payable. If Tenant fails to pay for any of the above services when the same become due and payable, then, provided Landlord has given Tenant not less than ten (10) days prior notice, Landlord will have the right but not the duty to pay the same, which amount so paid will be deemed Rent and will be payable immediately upon demand from Landlord. Tenant agrees to (i) keep and cause to be kept closed all windows in the Premises, (ii) at all times reasonably cooperate with Landlord in the operation of the heating and air conditioning systems, and (iii) abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the heating and air conditioning systems.

     5.3. Excess Utility Use.

     Landlord is not required to furnish electrical current for equipment whose electrical energy consumption exceeds Normal Office Usage (as defined below). If Tenant's requirements for or consumption of electricity exceed 7 watts/rsf for receptacles and lighting ("Normal Office Usage"); Landlord will, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant agrees to pay to Landlord the actual cost of such service within thirty
(30) days after Landlord has delivered to Tenant an invoice for such services. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the. Premises installed, maintained, and read by Landlord, at Tenants expense. Tenant may not install any electrical equipment requiring special wiring or requiring voltage in excess of Normal Office Usage unless approved in advance and in writing by Landlord, which approval will be within Landlord's sole,, discretion. Tenant agrees not to use electricity in the Premises which exceeds the capacity of existing feeders and risers to or wiring in the Premises. If approved by Landlord, any risers or wiring required to meet Tenant's excess electrical requirements will be installed by Landlord, upon Tenant's request and at Tenant's cost, if, in Landlord's judgment, the same are necessary and will not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which produces excessive heat which adversely affects the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and such actual cost, including the cost of installation, operation, use, and maintenance, will be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice for such cost. Notwithstanding the foregoing, in the event subsequent thereto any supplementary air-conditioning equipment is required, Landlord shall first provide Tenant with notice of such requirement and evidence reasonably satisfactory to Tenant of the basis upon which Landlord has determined such need. Tenant shall have a period of not less than thirty (30) days within which to modify its use of the Premises to alleviate the need for such supplementary equipment. If Tenant is unable to so modify its use of the Premises or elects not to so modify its use within such thirty (30) day period, then Landlord shall install such supplementary air-conditioning equipment. In the event Landlord so installs such supplementary equipment, Tenant is obligated to pay the reasonable cost thereof within thirty (30) days of Landlord's request for payment.

     5.4. Restoration of Services.

     Landlord agrees to use reasonable efforts to restore any service that becomes unavailable. Such unavailability will not, however, render Landlord liable for any damages, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations under this Lease. Notwithstanding any provision to the contrary in this Lease, if there is a cessation, interruption or reduction of any of the services agreed to be furnished by Landlord under this Section 5 and if (a) the same does not arise as a result of an act or omission of Tenant, (b) as a result thereof, the Premises, or any portion of the Premises are rendered Untetantable (as hereinafter defined), and (c) such Untenantability continues without interruption for a period of five (5) consecutive days after Tenant has notified Landlord, orally -or in writing, thereof, then the Rent payable hereunder shall be equitably abated, to the extent of such Untenantability until the Premises are no longer Untenantable. The foregoing abatement of Rent shall become effective as of the first business day following the day on which Tenant gave notice to Landlord that the affected portion of the -Premises were Untenantable. "Untenantable" and "Untenantability" means that the Premises or an affected portion are not occupied by Tenant in the normal course of its business. If such Untenantability (x) con' inues for a period of one hundred twenty (120) consecutive days, exclusively affects the Building and affects more than twenty-five percent (25%) of the Premises, or (y) continues for a period of one hundred eighty (180) consecutive days, affects the Building and other office buildings in the Chicago Loop area, and affects more than twenty-five percent (25%) of the Premises, Tenant shall have the right to cancel this Lease upon not less than fifteen (15) days prior written notice after the expiration of such one hundred twenty (120) or one hundred eighty (180) day period, as applicable.

     5.5. Chilled Water Usage.

     Tenant agrees, at Tenant's sole expense, to install a British Thermal Unit Meter ("BTU Meter") to measure the amount of chilled water utilized by Tenant's supplemental airconditioning equipment as measured in ton hours ("Ton Hours"). For the Term of this Lease, Tenant shall reimburse Landlord at the time of payment of monthly Base Rent, for Landlord's actual cost to supply such chilled water which charge shall be computed as follows: The Per Ton Hour Charge (as defined below) for the applicable month multiplied by the number of Ton Hours used during such month, as evidenced by the BTU Meter. The BTU Meter will be read by Landlord on a monthly basis. The initial chilled water charge is $0.36 per ton hour (the computations of which has been furnished to Tenant) and is subject to adjustment from time to time by Landlord (such charge, as adjusted from time to time, is referred to as the "Per Ton Hour Charge"). Landlord represents the initial Per Ton Hour Charge and all adjustments shall be based on Landlord's actual cost and Landlord shall not receive any profit.

     5.6. Landlord's Representations.

     Landlord represents and agrees with Tenant as follows:

          (a) Landlord will disclose to Tenant the location and type of hazardous materials that are, to Landlord's actual knowledge, in violation of applicable environmental laws and that exist in the Building. Except as set forth on the Environmental Report previously furnished to Tenant, Landlord has no actual knowledge of any such hazardous materials.

          (b) Landlord is the owner of the Building and is the lessee under two ground leases with the City of Chicago and the Board of Education of Chicago respectively. The Building is encumbered with a first mortgage.

          (c) Landlord has not received any notice of any building, municipal or health department code, regulation, statute or law which would adversely affect Tenant's leasehold improvements in the Premises and/or Tenant's operation of its business in the Premises.

          (d) The specifications for the HVAC system (the "HVAC Specs") servicing the Premises are set forth on Exhibit J.

          (e) As of the date of this Lease, the management fee paid by the Landlord to its management agent is based on $.60 rentable square foot.

6. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

     6.1. Improvements; Alterations.

     Except as otherwise expressly provided in this Lease, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent which consent will not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly provided in this Lease, Landlord may withhold its consent (and Landlord will not be deemed to have unreasonably withheld such consent) if any alteration or addition affects or could affect the Building's structure or its HVAC, plumbing, electrical or mechanical systems. Tenant may not paint or install lighting, signs, window or door lettering, or advertising media of any type on the exterior of or visible from the outside of the Premises without the prior written consent of Landlord. Landlord may withhold its consent to any such painting or installation which could affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements installed in the Premises must be (i) performed at Tenant's expense and only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, (except for those not requiring Landlord's consent) and (ii) constructed, maintained and used by Tenant at its own risk and expense in accordance with all laws. Landlord's approval of the plans and specifications is not a representation by Landlord that such alterations, additions, or improvements comply with any law. Tenant agrees to reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in connection with supervising such alterations, additions or improvements performed by Tenant subsequent to the tenant improvements described in the Workletter. Tenant agrees that it will remove or cause its contractor(s) to remove all waste and debris from the Premises upon the completion of any alterations, additions or improvements. Notwithstanding anything in this Section 6.1 to the contrary, Landlord's consent will not be required if (i) the alterations do not affect the HVAC, plumbing, electrical or mechanical systems of the Building, (ii) the alterations do not affect the structure of the Building, (iii) the cost of the alterations do not exceed $50,000 in any six (6) month period and (iv) Tenant has notified Landlord of such alterations prior to commencement of any work.

     6.2. Repairs and Maintenance.

     Tenant agrees to maintain the Premises in a clean, safe, and operable condition, and will not permit or allow to remain any waste or damage to any portion of the Premises. Except as otherwise provided below, Tenant shall not be required to maintain any structural portions of the Building or any portions of the Building exterior to the Premises. Subject to the provisions of Section 9.3 below, to the extent applicable, Tenant agrees to pay for the cost of repairing or replacing, subject to Landlord's direction and supervision, any damage to the Premises and the Building caused by Tenant, Tenant's employees, Tenant's transferees, or their respective agents, contractors, or Invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after notice from Landlord of the occurrence of such damage, (or such longer period of time as reasonably necessary) then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 6.2 must be paid by Tenant to Landlord, together with a supervisory and administrative fee equal to five percent (5%) of the cost of the repair or replacement work performed by Landlord, within thirty (30) days after Landlord has invoiced Tenant for such cost and will constitute Rent under this Lease.

     6.3. Performance of Work.

     Only Landlord or contractors and subcontractors approved in writing (such approval not to be unreasonably withheld, conditioned or delayed) by Landlord may perform the work described in this Section 6. Tenant will cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work must be performed in accordance with all applicable governmental requirements and in a good and workmanlike manner so as not to damage the Premises, the Building or the components of the Building. Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney's fees and court costs, suffered or incurred by Landlord arising from any 'of Tenant's alterations, additions or improvements to the Premises.

     6.4. Mechanic's Liens.

     Tenant must not permit any mechanic's lien(s) to be filed against the Premises or the Building for any work performed, materials furnished, or obligations incurred by or at the request of Tenant. If such a lien is filed, then, within twenty (20) days after Landlord has delivered notice of the filing to Tenant, Tenant must either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, will constitute Rent payable by Tenant to Landlord within twenty (20) days after Landlord has invoiced Tenant for such payment. Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney's fees and court costs, suffered or incurred by Landlord arising from the presence or removal of any mechanic's lien(s) affecting the Premises and/or the Building relating to any work performed, materials furnished or obligations incurred by or at the request of Tenant (but not relating to work performed by Landlord on Tenant's behalf).

7. USE.

     Tenant may use the Premises only for the Permitted Use, and must comply with all applicable statutes, laws, ordinances, codes, orders, rules and regulations, as well as all requirements of any of Landlord's insurance providers, relating to the use, condition and occupancy of the Premises. The Premises may not be used for any use which (i) is disreputable, creates fire hazards, or results in an increased rate of insurance on the Building or its contents; (ii) would violate any covenant, agreement, term, provision or condition of this Lease or is in contravention of the certificate of occupancy or zoning ordinances pertaining to the Building; (iii) would alter, affect or interfere with or would overload the electrical, mechanical or HVAC systems or any other component of the Building, or would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law; or (iv) would, in, Landlord's reasonable judgment, in any way impair or tend to impair or exceed the design criteria, structural integrity, character, reputation or appearance of the Building. Tenant will not. conduct or permit the generation, transportation, storage, installation, treatment or disposal, either in the Building or in the Premises, of any hazardous or toxic materials, and Tenant will keep the Building and the Premises free of any lien or claim imposed under any federal, state or local environmental statute, law, ordinance, code, rule or regulation resulting from Tenant's occupancy under this Lease. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant must pay to Landlord the amount of such increase on demand, and acceptance of such payment will not waive any of Landlord's other rights. Tenant agrees to conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

8. ASSIGNMENT AND SUBLETTING.

     8.1. Transfers; Consent.

          (a) Transfers. Tenant may not do any of the following without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord:

               (i) assign, transfer, or encumber this Lease or any estate or interest in this Lease, whether directly or by operation of law;

               (ii) permit any other entity to become Tenant under this Lease by sale of Tenant's shares, or by merger, consolidation, or other reorganization; provided, however, Tenant does not need to obtain Landlord's consent if, after giving effect to such sale, merger, consolidation or other reorganization, the minimum tangible net worth of such new entity is equal to or greater than that of Tenant at the beginning of this Lease;

               (iii) sublet any portion of the Premises;

               (iv) grant any license, concession, or other right of occupancy of any portion of the Premises; or

               (v) permit the use of the Premises by any parties other than Tenant.

          Any of the events listed in Section 8.1(a)(i) through 8.1(a)(v) above are referred to as a "Transfer".

          Without limitation as to Landlord's right to reasonably withhold its consent, by way of example, Landlord may withhold its consent to a Transfer if Tenant's proposed transferee (1) is a tenant in the Building; (2) is not of good reputable character; (3) does not have the financial wherewithal to pay the Rent and perform all of Tenant's obligations under this Lease (or Tenant's proportionate share of the obligations for a sublease of less than all of the Premises); (4) does not intend to use the Premises only for the Permitted Use; and (5) is a foreign, federal, state, county, municipal or other governmental entity.

          Notwithstanding anything in this Section 8 to the contrary, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublease the Premises, (a) to a parent corporation of Tenant or an affiliated corporation of Tenant or any entity controlled by or under common control with Tenant or (b) to any entity resulting from a merger or consolidation with Tenant, or which acquires substantially all of the assets of Tenant as a going concern (so long as the minimum tangible net worth of such new entity is not less than that of Tenant at the beginning of this Lease) (collectively the "Permitted Transferee"), provided that Tenant shall not be released or discharged from any liability or obligation under this Lease. Furthermore, in the event Tenant's shares become publicly traded, such event shall not be deemed to be a Transfer. Tenant will notify Landlord at the first reasonable time possible of any of the foregoing Transfers

          (b) Procedure to Obtain Consent. If Tenant requests Landlord's consent to a Transfer, then Tenant must provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information that Landlord may request, and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord will provide Tenant with a written response to such Transfer request within thirty (30) days after Landlord's receipt of Tenant's written request. In the event Landlord does not respond within such thirty (30) day period, Landlord will be deemed to have consented to the proposed Transfer. Concurrently with Tenant's request for consent to a Transfer, Tenant agrees to reimburse Landlord immediately upon its request for all of its expenses (including but not limited to reasonable attorneys' fees and administrative fees) incurred in connection with considering any request for consent to a Transfer. Nothing in this Section 8.1 (b) may be construed as granting to any third party the rights of a third-party beneficiary, so as to entitle such third party to seek to enforce any of the above provisions.

          (c) Obligations After Transfer. If Landlord consents to a proposed Transfer, then both Tenant and the proposed transferee must (i) deliver to Landlord a written agreement reasonably acceptable in all respects to Landlord under which the proposed transferee expressly assumes all of Tenant's obligations under this Lease, and (ii) if requested by Landlord, execute the consent form reasonably required by Landlord. Landlord's consent to a Transfer will not release Tenant from its obligations under this Lease, but rather Tenant and its transferee will be jointly and severally liable for such obligations. Landlord's consent to any Transfer does not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part of the Premises are subject to a Transfer, then Landlord, in addition to its other remedies, may collect rent due and owing directly from such transferee and apply such rent against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

          8.2. Recapture.

          In the event Tenant causes or seeks to cause a Transfer to any party other than (i) a Permitted Transferee or (ii) a dotspot Company, (as defined below) Landlord may terminate this Lease and recapture the space which is the subject of the Transfer as of the date the proposed Transfer is to be effective, or within thirty (30) days after the date of Landlord's discovery of the Transfer, as the case may be. Landlord may exercise this termination right within thirty (30) days after Landlord's receipt of Tenant's written request for Landlord's consent, or within thirty (30) days after learning of such Transfer if Landlord's consent has not been requested by Tenant. If Landlord terminates this Lease as provided above, then this Lease will cease and Tenant shall pay to Landlord all Rent accrued through the Termination Date. Subsequently, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding anything above to the contrary, if Landlord exercises its right to recapture, then Tenant may, within five (5) days following Landlord's notice to exercise its right to recapture, rescind its request regarding such Transfer; provided, however, any such rescission may only be invoked once in the first five years of the Term and once in the second five years of the Term.

          8.3. Additional Compensation.

          Tenant agrees to pay to Landlord, immediately upon receipt, fifty per cent (50%) any and all funds (net of Tenant's out of pocket costs to implement the Transfer) received by Tenant for a Transfer in excess of the Rent allocable to the Premises.

     8.4. Injunctive Relief.

     Notwithstanding anything in this Lease to the contrary, in the event Landlord wrongfully prevents a Transfer by Tenant, or if Landlord commits any other default under this Section 8, Tenant's sole remedy will be limited to an action for injunctive relief to permit the Transfer to occur.

     8.5. dotspot Companies.

     Landlord and Tenant acknowledge and agree that Tenant intends to enter into this Lease, in part, to provide occupancy arrangements for companies with which it has entered into a strategic alliance, consulting relationship or occupancy agreement and/or in which it or its parent entity or any related or affiliated entity has an ownership interest. Landlord further acknowledges and agrees that Tenant's ability to provide such occupancy rights to such parties is essential to Tenant entering into this Lease and Landlord's agreement to the provisions of this paragraph is an inducement to Tenant to enter into this Lease. Accordingly, notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that in no event shall Landlord have any right to consent or approve Tenant's right to assign, sublet or provide occupancy arrangements to any "dotspot Company" as (hereinafter defined). For the Term of this Lease, Tenant shall provide Landlord with monthly reports detailing the dotspot Companies having such occupancy arrangements in the Premises. In connection with Tenant's providing such occupancy arrangements to the dotspot Companies, Landlord further acknowledges and agrees that Tenant shall have the right to perform any and all alterations, additions and/or improvements to the Premises subject to the provisions of Section 6.1. Such alterations, additions and/or improvements may include, without limitation, the installation of cubicle systems, data processing and other utility cabling, supplemental HVAC, as necessary, carpeting, decorating and other cosmetic improvements as well as any and all other alterations, additions and/or improvements of like nature to provide for the occupancy arrangements of such parties. In no event shall Landlord be entitled to share in any profit or revenue derived by Tenant from providing such occupancy arrangements to any dotspot Company nor shall Landlord have any right to recapture any portion of the Premises nor terminate this Lease in connection with Tenant's arrangements with such dotspot Companies. In connection with any such assignment, subletting or other occupancy arrangements to the dotspot Companies, Tenant acknowledges and agrees that in no event shall Tenant be released from any and all of its obligations under this Lease, and Tenant shall remain liable under this Lease notwithstanding any such provisions for occupancy arrangements to any dotspot Company. As used herein, "dotspot Company" shall be deemed any of the following entities: (a) any entity which is in control of, under common control or controlled by Tenant or Tenant's parent entity, (b) any entity in which Tenant and/or Tenant's parent entity has an ownership interest or voting interest of not less than five percent (5%), such interest to be calculated as of the day that Tenant or Tenant's parent entity obtains its initial interest in such entity, and/or (c) any entity which has a strategic alliance, consulting relationship or occupancy agreement with Tenant and/or Tenant's parent entity such that such entity obtains from or provides to Tenant and/or Tenant's parent entity certain services offered by Tenant or Tenant's parent entity or any other dotspot Company as set forth in clauses (a) and/or (b) above.

9. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

     9.1. Insurance.

     Tenant agrees to maintain throughout the Term the following insurance policies:

          (a) comprehensive general liability insurance in amounts of not less than a combined single limit of $3,000,000 or such other amounts as Landlord may, from time to time, reasonably require, insuring Tenant, and naming Landlord, Landlord's Managing agents, Landlord's mortgagee and such other parties as Landlord may reasonably direct, as additional insureds, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises;

          (b) insurance covering the full value of Tenant's. property and improvements, and other property (including property of others) in the Premises;

          (c) contractual liability insurance sufficient to cover Tenant's indemnity obligations under this Lease;

          (d) worker's compensation insurance, in compliance with applicable law, containing a waiver of subrogation endorsement acceptable to Landlord; and

          (e) business interruption insurance.

     Tenant will, prior to taking possession of the Premises and prior to the commencement of any work in the Premises, furnish Landlord with certificates of such insurance or such other evidence reasonably satisfactory to Landlord confirming Tenant's maintenance of all insurance coverages required under this Lease and naming Landlord and any other parties requested by Landlord as additional insured(s). Each certificate must contain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies must be (i) issued by insurers authorized to do business in the State of Illinois and which are rated at least A+XII in Best's Key Rating Guide, and (ii) issued by companies and be in form and substance reasonably satisfactory to Landlord. The term "affiliate" means any person or entity, directly or indirectly, controlling, controlled by, or under common control with the party in question. Tenant acknowledges and agrees that it is not permitted to self-insure under this Lease.

     9.2. Landlord Insurance

     Landlord shall maintain the following insurance at all times, until the expiration of the Term,

          (a) Physical Damage Insurance including, but not limited to, fire, sprinkler leakage, vandalism and all other risks of direct physical loss as insured against under special broad form coverage endorsement for the full replacement cost of the Building. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the Building and in amounts that meet any coinsurance clause of the policies of insurance.

          (b) Commercial General Liability Insurance (with broad form commercial liability endorsement, including contractual liability insurance and bodily injury liability) with respect to the Building and land covering, without limitation, any liability for bodily injury, personal injury, including death and property damage with limits at least equal to those required to be carried by Tenant.

          (c) Such other insurance as is maintained by prudent landlords of projects of similar age, size, use and amenities in the downtown Chicago.

          Throughout the Term, Landlord shall furnish to Tenant, upon request, certificates evidencing such coverage.

          9.3. Waiver of Negligence; No Subrogation.

          Landlord and Tenant each waives any claim it might have against the other for damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or with respect to such matters as are required to be insured against under the terms of this Section 9, regardless of whether the negligence of the other party caused such loss. Landlord's waiver under this Section 9.3 will not, however, include any commercially reasonable deductible amounts on insurance policies carried by Landlord. At the date of this Lease, the deductible amount under the existing insurance policies is $5,000. Each party will cause its insurance carder to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          9.4. Indemnity by Tenant.

          Except to the extent such loss is covered by Landlord's or Tenant's applicable insurance, Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees and agents harmless from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any loss arising from (i) any occurrence on the Premises and the Building caused or contributed to by Tenant, its subtenants, licensees, employees, invitees, contractors and/or agents (collectively "Tenant's Affiliates"), and (ii) Tenant's or any of Tenant's Affiliates' failure to perform its obligations under this Lease. This indemnity provision will survive the termination or expiration of this Lease.

          9.5. Indemnity by Landlord

          Except to the extent such loss is covered by Landlord's or Tenant's applicable insurance, Landlord shall protect, indemnify and save Tenant and its officers, agents and employees harmless from and against any and all obligations liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on or about the Premises, the Building or the land arising out of or in connection with (i) Landlord's failure to perform its obligations under this Lease, (ii) the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees or invitees, during the Term, and (iii) any breach or violation of a representation or warranty under this Lease by Landlord, except to the extent such loss was caused by the negligence of Tenant or its agents. This indemnity provision will survive the termination or expiration of this Lease.

10. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

     10.1. Subordination.

          Except as otherwise provided below, this Lease is automatically subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or subsequently covers all or any part of the Building without any further action or writing of the parties (the mortgagee under any such mortgage or the lessor under any such lease is referred to below as a "Landlord's Mortgagee"); provided, however, that Landlord has furnished to Tenant from Landlord's Mortgagee (but specifically excluding lessors under ground leases existing on the date of this Lease), a non- disturbance agreement, in form and substance reasonably satisfactory to Landlord, Tenant and Landlord's Mortgagee. However, any Landlord's Mortgagee may at any time unilaterally elect to make this Lease superior to its mortgage, ground lease or other interest in the Premises by so notifying Tenant in writing. Not later than thirty (30) days after the execution of this Lease, Landlord agrees to furnish Tenant with a Non-Disturbance Agreement from the current Landlord's Mortgage (but specifically excluding current lessors under ground leases existing on the date of this Lease) substantially in the form of Exhibit H.

     10.2. Attornment.

     Tenant agrees to attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of. sale, attornment, termination of lease, or otherwise. Within ten (10) business days after such party's request, Tenant will execute and deliver to the requesting party a written agreement(s) in commercially reasonable form confirming such attornment. If Tenant fails to deliver the attornment agreement(s) described herein within the ten (10) business day period, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant's attorney-in-fact to execute the agreement(s) on behalf of Tenant, and Tenant will be bound by the terms of the agreement(s) executed by Landlord.

     10.3. Notice to Landlord's Mortgagee.

     Tenant may not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations under this Lease.

11. RULES AND REGULATIONS.

     Tenant must comply with the rules and regulations of the Building which are attached as Exhibit B. Landlord may, from time to time, make reasonable changes to such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes will not unreasonably interfere with Tenant's use of the Premises. Tenant is responsible for the compliance with such rules and regulations by its employees, agents, and invitees. Landlord agrees that any revisions to the rules and regulations shall be uniform and non-discriminatory as to ail tenants in the Building.

12. CONDEMNATION.

     12.1. Total Taking.

     If the entire Building or Premises is taken by right of eminent domain or conveyed in lieu of eminent domain (a 'Taking"), this Lease will terminate and Rent will be apportioned as of the date of the Taking, and Tenant will have no claim against Landlord for the value of the unexpired Term.

     12.2. Partial Taking -Tenant's Rights.

     If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent will be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent will abate on an equitable basis as to that portion of the Premises rendered untenantable by the Taking.

     12.3. Partial Taking - Landlord's Rights.

     If any material portion but less than all of the Building becomes subject to a Taking and Landlord makes a good faith determination that (i) such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, (ii) restoring the Premises would be uneconomical, (iii) the condemnation award is insufficient to rebuild or restore the Building or the Premises, or (iv) Landlord is required to pay any condemnation award arising from the Taking to any Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice to Tenant within thirty (30) days after such Taking, and Rent will be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent will abate as provided in the last sentence of Section 12.2 above.

     12.4. Award.

     If any Taking occurs, then Landlord is entitled to receive the entire award or other compensation for the land on which the Building is situated, the Building, and other .improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease (but because of the condemnation is unable to move such property), moving costs, and other claims it may have so long as such claim does not diminish Landlord's award. In no event may Tenant seek or file any claim against Landlord.

13. FIRE OR OTHER CASUALTY.

     13.1. Landlord's Rights.

     If all or any part of the Building and/or the Premises is (are) damaged by fire or other casualty (a "Casualty") then, subject to Landlord's rights to terminate set forth below, Landlord shall repair and restore the damaged portions of the Building and the Premises to its or their condition prior to the Casualty, as further set forth in Section 13.2 below, with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend an amount in excess of the proceeds awarded pursuant to the applicable insurance policy or policies. Within sixty (60) days after the date of the Casualty, (such date referred to as the "Casualty Determination Date"), Landlord shall make a good faith determination of whether (i) the Premises and/or the Building can be restored within one hundred eighty (180) days of the Casualty Determination Date and (ii) whether more than fifty percent (50%) of the Premises or more than fifty percent (50%) of the rentable square footage of the Building, including the Premises, has been destroyed or rendered untenantable by the Casualty. If Landlord reasonably determines that the Premises cannot be rebuilt within such one hundred eighty (180) day period or that more than fifty percent (50%) of the Premises or Building are so destroyed or untenantable as set forth in the preceding sentence, then either Landlord or Tenant may terminate this Lease by giving the other party written notice ("Casualty Termination Notice") of such election to terminate within ten (10) days following the Casualty Determination Date, and Base Rent and Additional Rent will equitably abate to the extent of the Casualty as of the date of the Casualty. Such termination shall be effective sixty (60) days after the Casualty Termination Notice.

     If the Premises or the Building are damaged by a Casualty during the last fifteen (15) months of the Term, and there is at least one option period remaining under Section 24 below, and if Tenant exercises such option, then Landlord shall proceed in accordance with the provisions of the immediately preceding paragraph. If the Premises or the Building are damaged by a Casualty during the last fifteen (15) months of the Term, and there are no option periods remaining under Section 24 below, or if one or more option periods remain and Tenant does not exercise its option to extend, then if Landlord or Tenant makes a good faith determination that restoring the Premises would be uneconomical, or Landlord, in good faith, determines that (i) there are insufficient insurance proceeds to rebuild or restore the Building or the Premises, or (ii) Landlord is required to pay any insurance proceeds arising out of the Casualty to any Landlord's Mortgagee, then either Landlord or Tenant may terminate this Lease by giving the other party written notice of such election to terminate (the "Second Casualty Termination Notice") within sixty (60) days after the Casualty has occurred (the "Second Casualty Termination Date"), and Base Rent and Additional Rent will equitably abate to the extent of the Casualty as of the date of the Casualty. Such termination shall be effective sixty (60) days after the date of the Second Casualty Termination Notice.

     13.2. Repair Obligation.

     If Landlord and Tenant both elect not to terminate this Lease following a Casualty, then Landlord, within a reasonable time after such Casualty, will proceed with reasonable diligence to repair, restore or rehabilitate the Building and/or the Premises, as the case may be, to substantially the same condition as they existed immediately before such Casualty. However, Landlord will not be required to repair or replace any of the furniture, equipment, fixtures, and other leasehold improvements which may have been placed by or at the request of Tenant or other occupants in the Building or the Premises and required to be insured by Tenant or other tenants, and Landlord's obligation to repair or restore the Building and/or the Premises will be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. In the event that the insurance proceeds actually received or to be received by Landlord do not or will not permit Landlord to repair, restore or rehabilitate the Premises and/or the Building, as the case may be, to substantially the same condition as they were before such Casualty, then Landlord will notify Tenant at such time as it reasonably believes that such repair, restoration or rehabilitation will not be completed to such condition, and within thirty (30) days of receipt of such notice, Tenant will have the right to terminate this Lease, and Base Rent and Additional Rent will abate as of the date of the Casualty. During such repair or rebuilding of the Building and/or the Premises, Rent for the portion of the Premises rendered untenantable by the damage will be abated from the date of damage until the completion of the repair, restoration or rehabilitation. In the event that Landlord and Tenant both elect not to terminate the Lease and Landlord proceeds to repair the Building and/or the Premises and, subject to any extension for force majeure, the restoration of the Building and/or the Premises is not substantially complete on or before one hundred eighty (180) days from the Casualty Determination Date, Tenant may terminate this Lease by giving Landlord notice of such election (the "Repair Period Tenant Termination Notice"), and Base Rent and Additional Rent will abate as of the date of the Casualty. Such termination shall be effective on the date of the Repair Period Tenant Termination Notice.

14. PERSONAL PROPERTY TAXES.

     Tenant is liable for all taxes based upon this Lease or the receipt of Rent due under this Lease and all taxes levied or assessed against any personal property, furniture or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord as Rent, upon demand, the part of such taxes for which Tenant is primarily liable under this Lease. Landlord may not, however, pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and subsequently diligently proceeds with such contest in accordance with law and if the non-payment does not pose a threat of lien or other cloud on Landlord's title to the Building, or threat of loss or seizure of the Building or interest of Landlord in the Building.

15. DEFAULT.

     15.1. Events of Default.

     Each of the following occurrences will constitute an "Event of Default":

          (a) Tenant's failure to pay Rent on or before the date when due; provided, however, not more than two (2) times in any calendar year during the Term, Landlord agrees to give Tenant notice and Tenant shall have. five
     (5) days from such notice to cure such failure to pay Rent.

          (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice; provided, however, if the breach cannot be reasonably cured within such thirty (30) day period so long as Tenant is diligently proceeding to cure such breach, then the thirty (30) day period shall be extended for such additional time as may be reasonably necessary, but in no event in excess of one hundred twenty (120) days;

          (c) The filing of a petition by or against Tenant (the term "Tenant" includes, for the purpose of this Section 15(c), any guarantor of the Tenant's obligations under this Lease) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure. If, however, such a petition is filed against Tenant, then such filing will not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after such filing;

          (d) INTENTIONALLY DELETED;

          (e) INTENTIONALLY DELETED;

          (f) INTENTIONALLY DELETED;

          (g) The failure of any guarantor(s) of this Lease to comply with the terms and conditions of its (their) guaranty; and

          (h) The merger (except where the surviving entity has a minimum tangible net worth which is greater then that of guarantor at the beginning of this Lease), liquidation, or dissolution of any guarantor.

     15.2. Default Interest.

     All past due Rent and any other payments required of Tenant under this Lease will be deemed Rent and interest will accrue from the date due until paid at the rate of interest equal to two percent (2%) over the corporate base rate or so-called "prime rate" as announced from time to time by Bank One Corporation.

16. REMEDIES.

     Upon any Event of Default, Landlord may, at its election, in addition to all other rights and remedies afforded Landlord under this Lease or by law or equity, take any one or more of the following actions:

     16.1. Right To Terminate.

     Upon the occurrence of an Event of Default, Landlord has the right to terminate the Lease and obtain possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such termination is immediately effective and Landlord, if necessary, is entitled to commence immediately an action in summary proceedings to recover possession of the Premises.

     16.2. Receipt Of Money After Termination.

     No receipt of money by Landlord from Tenant after the termination of this Lease shall act to reinstate, continue or extend the Term, nor affect or waive any notice given by Landlord to Tenant prior to such receipt of money.

     16.3. Recovery Of Damages.

     Landlord agrees to use commercially reasonable efforts to mitigate damages caused by a default or breach of Tenant. If Landlord terminates this Lease at any time for any breach, then in addition to any other remedies it may have, Landlord may recover from Tenant by reason of such breach all Rent and Additional Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant under this Lease. In addition, Landlord may recover as damages for loss of the bargain and not as a penalty the sum of (i) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent and Additional Rent at the same annual rate for the remainder of the Term as then in effect over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term immediately prior to such termination, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which Rent would have been payable under this Lease had the Term not been terminated, and
(ii) any additional damages, including any costs or expenditures to fit the Premises to the needs of Tenant, reasonable attorneys' fees and court costs which Landlord sustains by reason of the breach of any of the covenants of this Lease other than for the payment of Base Rent and Additional Rent.

     16.4. Right To Re-Enter.

     If the Event of Default is the nonpayment of Rent, Landlord may, as an alternative to terminating the Lease, serve a written demand for possession or payment. Unless the Rent is paid in accordance with the demand for possession or payment, Landlord is entitled to possession of the Premises and Tenant will then have no further right to possession under the Lease. Tenant remains liable to Landlord for the payment of all Rent and other charges which Tenant has agreed to pay under this Lease throughout the remainder of its Term. If Landlord elects to re-enter, as provided, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet all or any part of such Premises for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting are applied, first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and costs of such alterations and repairs; third, to the payment of Rent and other charges due from Tenant, and the residue, if any, will be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals and other sums received from such reletting during any month are insufficient to pay the Rent and other charges due from Tenant, Tenant agrees to pay such deficiency to Landlord. Such. deficiency will be calculated and paid monthly. No such re-entry or taking possession of such premises by Landlord may be construed as an election on its part to terminate this Lease. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach.

     16.5. Independent Covenant.

     Tenant acknowledges and agrees that its obligation to pay Rent under this Lease is an independent covenant and that such obligation to pay Rent is not subject to setoff or recoupment in connection with any action for summary proceedings to recover possession of the Premises.

     16.6. Legal Expenses.

     If Landlord or Tenant is required to bring an action arising out of the covenants, terms, conditions or provisions of this Lease, or if Landlord undertakes an action for summary proceedings to recover possession of the Premises, the prevailing party will be reimbursed by the other party for such reasonable costs and attorneys' fees as the prevailing party may incur in connection with such action.

17. PAYMENT BY TENANT; NON-WAIVER.

     17.1. Payment by Tenant.

     Upon any Event of Default, Tenant agrees to pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant but in no event for restoring the Premises to a condition beyond the condition of the Premises delivered to Tenant on the Delivery Date (as defined in the Workletter), (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises and Building are located have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease. Tenant agrees to pay all costs, expenses and reasonable attorneys' fees incurred by Landlord in successfully enforcing and/or defending any provision contained in this Lease.

     17.2. No Waiver.

     Landlord's acceptance of any payment from Tenant following an Event of Default will be deemed Rent and will not waive Landlord's rights regarding such Event of Default. No waiver by either party of any violation or breach of any of the terms contained in this Lease will waive either party's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent will not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection with such Rent. Accordingly, Landlord's acceptance of a partial payment of Rent will not constitute an accord and satisfaction of the full amount of the Rent that is due.

18. SURRENDER OF PREMISES.

     No act by Landlord will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant. must deliver to

Landlord the Premises with all improvements in good repair and condition, broom-clean, except for reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 12 and 13 above control). All alterations, additions, improvements, equipment, wiring and furniture made in or upon the Premises (for which Landlord has requested removal at the time of Landlord's consent) must, at Landlord's option upon notice to Tenant, either be removed by Tenant (and Tenant must repair all damage caused by such removal) or remain on the Premises without compensation to Tenant. Tenant must also deliver to Landlord all keys to the Premises. So long as Tenant has performed all of its obligations under this Lease, Tenant may remove all unattached trade fixtures and personal property placed in the Premises by Tenant, provided that Tenant remains obligated to repair all damage caused by such removal. All items not so removed will be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 18 will survive the end of the Term.

19. HOLDING OVER.

     If Tenant fails to vacate the Premises at the end of the Term, then Tenant will be a tenant-at-will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant must pay to Landlord a monthly Base Rent for all or any part of a month equal to 150% of the aggregate Base Rent plus all other Rent payable during the last month of the Term. Tenant is also responsible for all damages, consequential as well as direct, incurred or sustained by Landlord by reason of such retention, together with all costs incurred by Landlord (including but not limited to reasonable attorneys' fees) in connection with such holdover. In addition, if Tenant's holdover continues for sixty (60) or more days, then at any time after the expiration of such sixty (60) day period, Landlord may elect, upon notice to Tenant, that such holding over will constitute a renewal of this Lease for six
(6) months from the date of Landlord's notice, at the stated holdover rate, but acceptance by Landlord of Rent after such termination will not in and of itself constitute a renewal. Nothing contained in this Section 19, however, will be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

20. CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord reserves the following rights which may be exercised without notice (except as otherwise expressly provided below) and, so long as Landlord uses reasonable efforts to not interfere with Tenant's use of the Premises and Tenant's enjoyment of the rights set forth in this Lease, without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession of the Premises, nor giving rise to any claim for setoff or abatement or Rent or affecting any of Tenant's obligations under this Lease:

          (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building during ordinary business hours, and if Tenant desires to -have such work done during other than business hours, Tenant agrees to pay all overtime and additional expenses resulting from such work; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; and to interrupt or temporarily suspend Building services and facilities (subject to the provisions of Section 5.4 above) agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of

     Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from the performance of Tenant's obligations under this Lease; provided, however, reasonable access to the Premises will be maintained and the business of Tenant may not be interfered with unreasonably;

          (b) To change the name and street address of the Building, and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;

          (c) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable and uniform and non- discriminatorily applied regulations as Landlord may prescribe from time to time for application to and for the benefit and protection of all tenants of the Building;

          (d) Upon prior oral notice to Tenant, to enter the Premises during reasonable hours (i) at any time during the Term to show the Premises to prospective purchasers or lenders, or (ii) during the last twelve (12) months of the Term to show the Premises to prospective tenants,

          (e) INTENTIONALLY OMITTED

          (f) To maintain within the lobby of the Building a directory containing a standard listing with Tenant's and dotspot Companies' names (up to 100 entries, or more if Landlord can reasonably accommodate Tenant);

          (g) To install and maintain signs on the exterior and interior of the Building (but not the Premises);

          (h) To prescribe and approve in advance the location and style of any suite number and identification sign or lettering on the door to the Premises occupied by Tenant, the cost of which signage shall be borne by Tenant, but this clause (h) will only be applicable if Tenant does not occupy the entire floor of the Building;

          (i) To retain at all times and to use in appropriate instances pass keys to the Premises;

          (j) To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant in Section 7 above;

          (k) To have access for Landlord and other tenants of the Building to all mail chutes according to the rules of the United States Post Office;

          (1) To enter the Premises at any time for reasonable purposes, including ,supplying janitor service or other service to be provided to Tenant under this Lease; and

          (m) To require all persons entering or leaving the Building during such hours as Landlord may from time to time determine to identify themselves to watchmen or security personnel by registration or otherwise, and to establish their right to enter or leave the Building; provided Landlord will not be liable in damages for any error with respect to admission to or eviction or exclusion of any person from the Building. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to reasonably cooperate in any reasonable safety program developed by Landlord.

21. MISCELLANEOUS.

     21.1. Landlord Transfer.

     Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord will be released from any further obligations under this Lease, provided that the assignee assumes Landlord's obligations under this Lease in writing.

     21.2. Landlord's Liability.

     The liability of Landlord and Landlord's Affiliates (as defined below) to Tenant for any default by Landlord under the terms of this Lease will be recoverable only from the interest of Landlord in the Building, (including the rents, income and profits attributable to such interest) and Tenant agrees to look solely to Landlord's interest in the Building for the enforcement of any judgment, award, order or other remedy resulting in monetary damages or other monetary costs to Landlord under or in connection with this Lease. Under no circumstances will Landlord or Landlord's Affiliates have any personal liability for any of the foregoing matters. The term "Landlord's Affiliates" means collectively Landlord's property manager and its and Landlord's respective current and future affiliates, trustees, beneficiaries, principals, investors, directors, officers, general or limited partners, shareholders, managers, employees, agents, representatives, successors and assigns.

     21.3. Force Majeure.

     Other than for obligations under this Lease which can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

     21.4. Brokerage.

     Tenant has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker and Tenant's Broker, whose commissions are payable by Landlord. Tenant agrees to defend, indemnify and *hold Landlord harmless from and against all claims, damages, costs, expenses, attorneys' fees and other liabilities for commissions or other compensation claimed by any other broker or agent.

     21.5. Estoppel Certificates.

     (a) From time to time, Tenant agrees to furnish to Landlord, Landlord's Mortgagee or any third party designated by Landlord, within ten (10) business days after Landlord has made a written request, a written estoppel certificate signed by Tenant or an authorized signatory of Tenant in the form attached as Exhibit D, confirming and certifying to such party, as of the date of such estoppel certificate, to the extent factual or known, (i) that Tenant is in possession of the Premises, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (iii) that Tenant has no offsets, claims or defenses against Rent or the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant under this Lease (and, if so, specifying the same in detail); (iv) the dates through which Base Rent and Additional Rent have been paid; (v) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant having made due investigation has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail): (vii) the amount of any Security Deposit held by Landlord; (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant; and (ix) other matters reasonably requested by Landlord or such other party. If Tenant fails to deliver the estoppel certificate described above within said ten (10) business day period, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant's attorney-in-fact to execute the estoppel certificate on behalf of Tenant, and Tenant will be bound by the terms of the estoppel certificate prepared and executed by Landlord;

     (b) From time to time, Landlord agrees to furnish to Tenant, or any third party designated by Tenant within ten (10) business days after Tenant has made a request, a written estoppel certificate signed by Landlord or an authorized signatory of Landlord confirming and certifying to such party, as of the date of such estoppel certificate, to the extent factual or known (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified), and (ii) Landlord has no knowledge of any then uncured defaults on the part of Tenant under this Lease (or if Landlord has knowledge of any such uncured defaults, specifying the same in detail).

     21.6. Notices.

     All notices and other communications given pursuant to this Lease must be in writing and must be sent to the parties listed in the Lease Information Summary above by (1) first class mail, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties at the address specified in the Lease Information Summary, (2) a nationally recognized overnight courier, (3) personal delivery to the intended address, or (4) prepaid telegram, cable, facsimile transmission or telex with confirmation of successful transmission followed by a confirmatory letter. All notices will be effective upon delivery to the address of the addressee, or, if the addressee refuses delivery, then delivery will be deemed effective as of the date of the attempted delivery. The parties may change their addresses by giving notice of such change to the other party in conformity with this provision.

     21.7. Severability.

     If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then the remainder of this Lease will not be affected, and in lieu of such clause or provision, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision will be deemed added to this Lease as may be possible and be legal, valid, and enforceable.

     21.8. Amendments; Binding Effect.

     This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease will be deemed to have been modified or waived by Landlord unless such modification or waiver is in writing signed by Landlord. No custom or practice which may evolve between the parties in the administration of the terms of this Lease will waive or diminish the right of a party to insist upon the performance by the other party in strict accordance with the terms of this Lease, except as expressly modified in writing signed by Landlord and Tenant. The terms and conditions contained in this Lease will inure to the benefit of and be binding upon the parties, and upon their respective successors in interest and legal representatives, except as otherwise expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party may be deemed a third party beneficiary.

     21.9. Quiet Enjoyment.

     Provided Tenant has performed all of its obligations under this Lease, Tenant may peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

     21.10. No Merger.

     No merger of the leasehold estate created under this Lease with the fee estate in all or any part of the Premises will occur if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

     21.11. No Offer.

     The submission of this Lease to Tenant may not be construed as an offer, and Tenant will have no rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

     21.12. Entire Agreement; Governing Law.

     This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter of this Lease and supersedes all prior related oral statements and writings. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection with this Lease. This Lease shall be governed by, construed under and be enforceable in accordance with the laws of the State of Illinois.

     21.13. Calendar Days.

     All references in this Agreement to a certain number of days will be deemed to mean calendar days, unless otherwise expressly stated.

     21.14. Prohibition Against Leasehold Mortgages.

     Tenant will not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises during the Term. In clarification of the foregoing, Tenant may mortgage its interest in this Lease and subject the leasehold estate in the Premises to the lien of a leasehold mortgage, provided Tenant shall give Landlord at least thirty (30) days written notice of its intent to mortgage its leasehold estate (which notice shall be accompanied by the proposed leasehold mortgage agreement) and provided further that said mortgage shall be subject to the terms and conditions hereinafter set forth (all of which shall be specified in any such leasehold mortgage):

          (a) The leasehold mortgage only affects Tenant's interest in the Lease and Premises and Landlord's interest in the Lease and Premises will in all respects remain superior to the leasehold mortgage, and Landlord shall not be required to join in any such leasehold mortgage;

          (b) Landlord shall have no liability whatsoever for payment of the principal sum secured by such leasehold mortgage, or any interest accrued thereon, or any other sum secured thereby or accruing thereunder and the leasehold mortgagee shall seek no money judgment against Landlord for any or all of the same;

          (c) Such leasehold mortgagee shall be required to give Landlord thirty
     (30) days written notice of any default by Tenant under the leasehold mortgage and the opportunity to cure same (provided that if the default is not susceptible to cure within thirty (30) days, the thirty (30) day period shall be extended as reasonably necessary, provided Landlord commences to cure the default within thirty (30) days after receipt of the leasehold mortgagee's notice and thereafter diligently pursues said cure to completion);

          (d) The loan secured by such leasehold mortgage shall be made by an institutional lender (i.e., bank, savings and loan association, insurance company, pension fund, pension trust or similar institution) and Tenant's pledge is part of a credit facility under which all or substantially all of the Tenant's assets are pledged to secure such facility;

          (e) All rights acquired by any leasehold mortgagee under such leasehold mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions shall be waived by the Landlord by reason of the right given to Tenant to mortgage its interest in this Lease;

          (f) In the event lender exercises its rights under the leasehold mortgage, the person or entity acquiring the leasehold estate shall be deemed to have assumed and agreed to be bound by each and all of the covenants of and conditions and restrictions on Tenant set forth in this Lease, including (without limitation) the assignment and transfer restrictions set forth in Article 8, and shall confirm in writing to Landlord to be bound;

          (g) In the event of foreclosure of the leasehold mortgage or in the event that the leasehold mortgagee enters into a sale in lieu of foreclosure, the leasehold mortgagee shall be required to give Landlord advance written notice thereof and Landlord, at its sole option, shall have the right, to be exercised within thirty (30) days following notice from Tenant's leasehold mortgagee of the pendency of a proposed sale or foreclosure, to make payment in full to the said leasehold mortgagee and upon such payment the leasehold mortgage shall be deemed terminated and possession surrendered to Landlord in accordance with the terms of this Lease.

     21.16. Waiver of Trial by Jury.

     Landlord and Tenant mutually, knowingly, irrevocably, voluntarily and intentionally waive the right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with this Lease. Each party further warrants and represents that it has reviewed this waiver with its legal counsel and that each has waived its jury trial rights following consultation with legal counsel. This waiver applies to any and all subsequent amendments and any other agreements relating to this Lease. In the event of litigation, this Lease may be filed as a written consent to a trial by the court sitting without a jury. Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any non-compulsory counterclaim of any nature or description in such proceeding.

     21.16. Landlord's Remedies Cumulative.

     No reference to any specific right or remedy will preclude a party from exercising any other right, having any other remedy or maintaining any action to which it may otherwise be entitled at law or in equity. No failure by a party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach will constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by a party of any breach by the other party under this Lease or of any breach by any other tenant under any other lease or any portion of the Building will affect or alter this Lease in any way whatsoever. No covenant, term or condition of this Lease will be deemed waived by a party unless such waiver is in writing and executed by such party. Landlord may accept a partial payment of Rent or other sums due under this Lease without such acceptance constituting an accord and satisfaction and without prejudice to Landlord's right to demand the balance of such Rent or other sum, notwithstanding any notation on a check or letter accompanying such partial payment, unless Landlord expressly waives its right to such balance in writing.

     21.17. Prohibition Against Recordation.

     Tenant may not record all or any part of this Lease or any memorandum of this Lease. Any recording by Tenant of all or any part of this Lease or any memorandum of this Lease will be in violation of this Lease and will be void, and Tenant agrees to indemnify Landlord, its trustees, beneficiaries, agents, successors and assigns for any losses, damages or expenses of any nature whatsoever incurred by reason of such recording. In the event Tenant records or causes all or any part of this Lease or any memorandum of this Lease to be recorded, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and record a certificate to clear any cloud on the title to the Building created by the improper recordation.

     21.18. Joint and Several Liability.

     If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all of Tenant's other obligations under this Lease are deemed to be joint and several.

     21.19. Corporate Tenants.

     (a) Tenant covenants and warrants that Tenant is a duly constituted corporation qualified to do business in the State of Illinois; all of Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with all applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of Tenant.

     (b) Landlord covenants and warrants that the persons signing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord.

22. ROOF EQUIPMENT

     22.1. Roof Rights

     Tenant shall have the right, upon written request therefor to Landlord subject to and in accordance with the provisions of this section, to use a portion of the roof of the Building designated by Landlord to install, maintain and operate, at its sole cost and expense, communication equipment together with the use of a pathway reasonably designated by Landlord, and the right of access thereto, subject to conditions reasonably imposed by Landlord, for connecting the same to the Premises (such roof equipment and all cabling, conduit, wires and other equipment or materials pertaining thereto are hereinafter referred to collectively as the "Roof Equipment"). Tenant shall furnish detailed plans and specifications for the Roof Equipment (or any modification thereof) to Landlord for its approval (not to be unreasonably withheld, conditioned or delayed). Tenant's use of the rooftop of the Building shall be a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other tenant of the Building for any use including installation other communication equipment provided such use of other portions of the roof does not impair such other person's data transmission and reception via its respective communication equipment. If Tenant's construction, installation, maintenance, repair, operation or use of the Roof Equipment shall interfere with the rights of Landlord (including, without limitation, Landlord's right to use the remainder of the roof) or other tenants in the Building, Tenant shall reasonably cooperate with Landlord or such other tenants in eliminating such interference; provided, however, the cost or remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the affected equipment prior to the use of the Roof Equipment by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Roof Equipment, such supplementary insurance with respect to the Roof Equipment as Landlord may reasonably require. In connection with the installation, maintenance and operation of the Roof Equipment, Tenant, at Tenant's sole cost and expense, take such measures as are necessary to prevent the cancellation or material diminution of any roof guaranty currently in force, and shall comply with all applicable laws, and shall procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of Roof Equipment under applicable laws or the suitability of the roof of the Building for the installation thereof. For the purpose of installing, servicing or repairing the Roof Equipment, Tenant shall have access to and use of the rooftop and pathway if the Building at reasonable times upon reasonable notice to Landlord.

     22.2. Maintenance and Repairs of Roof Equipment.

     Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance, repair, operation or removal of the Roof Equipment. Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof which result from Tenant's use of the roof for the construction, installation, maintenance, repair, operation and use of the Roof Equipment. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this section shall be at the sole risk of Tenant, and except for the negligence or willful misconduct of Landlord, its employees and agents, neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the Roof Equipment.

     22.3. Removal of Roof Equipment.

     Upon the expiration of the Term or earlier termination of this Lease or the license specified in this Section 22, the Roof Equipment shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damage to and restore the rooftop or any other portions of the Building to then condition existing immediately prior to Tenant's installation of the Roof Equipment.

     22.4. Roof Rights Not Severable.

     The rights granted in this section are given in connection with, and as part of the rights created under this Lease and are not separately transferable or assignable but shall inure to and benefit Tenant and its permitted successors, subtenants, occupants and assigns. Tenant shall use the Roof Equipment solely in connection with its use permitted under this Lease.

23. STORAGE SPACE

     So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall be entitled to rent such storage space as Landlord makes available in the Building, in a. location to be designated by Landlord _(the "Storage Space"), on a month to month basis, provided Tenant pays to Landlord as monthly gross rent (the "Storage Rent") the amount calculated by multiplying the square footage of the Storage Space by $16.00 and dividing such product by 12. The Storage Rent due from Tenant shall be paid concurrently with and in the same manner as the Base Rent due from Tenant under this Lease. The Storage Space will be delivered to Tenant in "as is" condition.

24. OPTION TO RENEW.

     So long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall have the option (the "Renewal Option") to renew the Term of this Lease for one (1) additional five (5) year period (the "Renewal Period"). If Tenant desires to exercise the Renewal Option, Tenant must deliver written notice (the "Renewal Notice") to Landlord at least fifteen (15) months prior to the expiration of the Term. The same terms and conditions as contained in this Lease will apply during the Renewal Period, except that (i) the Base Rent during the Renewal Period will be the then prevailing fair market rental rate for buildings of similar size and class located in the downtown Chicago area as reasonably determined by Landlord; (including such market concessions, tenant improvement allowances, etc. as may then be applicable), and
(ii) the provisions of this Section 24 and Section 25 below shall not be deemed part of the Lease during the Renewal Period. Any attempt by Tenant to exercise the Renewal Option by any method, at any time or in any circumstances other than as specifically set forth herein will be deemed null and void and of no force or effect at the sole option and discretion of Landlord.

25. RIGHT OF FIRST OFFER.

     At any time during the twelve (12) month period following the Lease Commencement Date , (the "ROFO Period") provided Tenant, a Permitted Transferee, or the dotspot Companies have continuously occupied the Premises and Tenant is not then in default under the terms and conditions of this Lease beyond applicable notice and cure periods as of the date Tenant notifies Landlord of its desire to exercise its "Right of First Offer' (as defined below), Tenant shall have a right of first offer ("Right of First Offer") to rent the Additional Premises (as defined below) pursuant to the terms and conditions set forth below. "Additional Premises" shall mean all or any portion of the 14' floor of the Building and all other space designated by Landlord in the Proposal (described below). Immediately prior to the date on which Landlord contemplates submitting a proposal ("Proposal") to a third party with respect to the leasing of the Additional Premises, Landlord agrees to notify Tenant in writing ("Landlord's Notice") of such Proposal. Tenant must notify Landlord in writing within three (3) business days following Tenant's receipt of Landlord's Notice whether Tenant desires to exercise its Right of First Offer. Tenant's Right of First Offer may only be exercised as to the entire

Additional Premises. If Tenant does not notify Landlord of Tenant's election to exercise its Right of First Offer with respect to the Additional Premises within such three (3) business day period, then Tenant will be deemed to have elected not to exercise its Right of First Offer with respect to the Additional Premises and Landlord may enter into a new lease with the third party to whom Landlord issued its Proposal. If Landlord fails to consummate the lease transaction set forth in the Proposal prior to the expiration of the ROFO Period, then the Right of First Offer will remain in effect for Tenant as to any other third party Proposal for the balance of the ROFO Period. If Tenant elects to exercise its Right of First Offer and so notifies Landlord within such three (3) business day period, then Tenant will accept possession of the Additional Premises as of the Availability Date in its then "AS-IS" condition and on the same terms and conditions contained in this Lease, with the following exceptions and clarifications (1) Base Rent for the Additional Premises will be the Base Rent (on a per square foot basis) for the Premises under this Lease from and after the Additional Space Rent Commencement Date (defined below); (2) the term "Premises" for all purposes of this Lease will include the Additional Premises;
(3) Tenant will commence paying Rent for the Additional Premises one hundred twenty (120) days after the date Landlord makes the Additional Premises available to Tenant for Tenant's construction of the Additional Premises (the "Additional Space Rent Commencement Date"); (4) the termination date for the leasing of the Additional Space will be the Termination Date under this Lease;
(5) the numerator of Tenant's Proportionate Share will increase by the amount of rentable square feet contained within the Additional Premises; (6) Landlord will give Tenant a tenant improvement contribution in an amount calculated by multiplying the number of square feet in the Additional Premises times the TI Amount (as defined below). The '71 Amount" shall equal $35.00 times a fraction, the numerator of which is number of months from the Additional Space Rent Commencement Date to Termination Date divided by 120 months; (7) the tenant improvements shall be determined and constructed in accordance with the provisions of the Work Letter; (8) Tenant will increase the Security Deposit by depositing with Landlord prior. to commencing the tenant improvements a letter of credit ("Additional Space Letter of Credit") in the amount of the TI Amount plus all brokerage commissions then paid by Landlord (such amount referred to as the "Initial Additional Space Letter of Credit Amount"). At the dates set forth below, the Initial Additional Space Letter of Credit Amount will be reduced to the amounts to be calculated in the column entitled "Percentage of Initial Amount of Additional Space Letter" set forth below:

                                 Percentage of Initial Additional
                                  Space Letter of Credit Amount
                                  (% X Initial Space Additional
Date of Reduction                    Letter of Credit Amount)

21 months after Additional Space
  Rent Commencement Date                          88%
33 months after Additional Space
  Rent Commencement Date                          77%
45 months after Additional Space
  Rent Commencement Date                          66%
57 months after Additional Space
  Rent Commencement Date                          55%
69 months after Additional Space
  Rent Commencement Date                          44%
81 months after Additional Space
  Rent Commencement Date                          33%
93 months after Additional Space
  Rent Commencement Date                          22%
105 months after Additional Space
  Rent Commencement Date                          11%

     For example, if the Initial Additional Space Letter of Credit Amount is determined to be $2,000,000, then 21 months following the Additional Space Rent Commencement Date, the Additional Space Letter of Credit Amount would be 88% of 2,000,000 or 1,760,000; at 33 months following the Additional Space Rent Commencement Date the Additional Space Letter of Credit Amount would be 77% of 2,000,000 or 1,540,000 etc.

LANDLORD:
- ---------

1 NORTH DEARBORN TRUST,
a Delaware business trust

By:     DOUGLAS ELLIMAN-BEITLER
        MANAGEMENT CORPORATION, an
        Illinois corporation, its agent

By   /s/ J. Paul Beitler
     -------------------------------
Its:  Chairman
     -------------------------------

TENANT:
- -------
dotspot, inc., a Delaware corporation

By:  /s/ Rick Powell
     -------------------------------

Its: Pres / CEO
     -------------------------------

                                   EXHIBIT A

                              OUTLINE OF PREMISES
                                13th FLOOR PLAN

                                   EXHIBIT B
                                   ---------

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

     The following rules and regulations will apply to the Premises, the Building and any appurtenances:

     Sidewalks, doorways, vestibules, halls, stairways, and other similar areas may not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     Plumbing fixtures and appliances may be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material may be thrown or deposited in such fixtures and appliances. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     No signs, advertisements or notices may be painted or affixed on or to any windows or doors or other part of the Building which are visible from the outside of the Building without the prior written consent of Landlord which consent will not be unreasonably withheld. Except as otherwise provided in the Lease, no nails, hooks or screws may be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments may be placed between the glass and the Building standard window treatments.

     Landlord will provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

     Landlord will provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant may place any additional door locks in its leased premises without Landlord's prior written consent. Landlord will furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant may make a duplicate. In the event Tenant installs a key card system, Tenant will provide key card access to Landlord's representatives.

     Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requite use of elevators or stairways, or movement through the Building entrances or lobby may be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and will be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

     Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which will in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, will be repaired at the expense of such tenant.

     Corridor doors, when not in use, must be kept closed. Nothing may be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals may be brought into or kept in, on or about any tenant's [eased premises. No portion of any tenant's leased premises may at any time be used or occupied as sleeping or lodging quarters.

     Tenant will reasonably cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenant will not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. may be delivered to any leased area except by persons reasonably approved by Landlord.

     Tenant may not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     No machinery of any kind (other than normal office equipment) may be operated by any tenant on its leased area without Landlord's prior written consent, nor may any tenant use or keep in the Building any flammable or explosive fluid or substance.

     Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

     No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

                                   EXHIBIT C
                                   ---------

                             INTENTIONALLY DELETED
                             ---------------------

                                   EXHIBIT D
                                   ---------

                              ESTOPPEL CERTIFICATE
                              --------------------

     The undersigned tenant ("Tenant") certifies as follows:

     1. Tenant entered into a written lease dated September ___, 2000 (the "Lease") with I North Dearborn Trust, as landlord ("Landlord"), under which Lease Landlord leased to Tenant and Tenant rented from Landlord certain premises on the floor of the building located at One North Dearborn Street, Chicago, Illinois 60602 (the "Premises").

     2. The Lease is in full force and effect; Tenant accepted and presently occupies the Premises and is paying rent currently; Tenant has no setoffs, claims or defenses to the enforcement of the Lease; and Tenant has not assigned or transferred its interest thereunder.

     3. Tenant's Base Rent under the Lease is currently $

     4. As of this date, Tenant is not in default in the performance of the Lease, has not committed any breach of the Lease and no notice of default has been given to Tenant.

     5. As of this date, Landlord is not in default under the Lease, and no notice of default has been given to Landlord.

     6. No rent or other moneys have been paid to Landlord or Landlord's agent by Tenant more than thirty (30) days in advance under the Lease, and a security deposit has been paid by Tenant in the amount of $

     7. The term of the Lease expires on and, except as set forth in the Lease, Tenant has no rights to extend the term of the Lease nor purchase all or any portion of the Premises.

     8. Tenant has no claim against Landlord for any security deposit or prepaid rent.

     9. The Lease constitutes the only agreement between Landlord and Tenant with. respect to the Premises, and the Lease has not been amended, modified or superseded.

Dated:_________________, 2000.

TENANT:

_________________________________,

a _______________________________

By:
   ______________________________

Its:_____________________________

                                   EXHIBIT E
                                   ---------

                                 LEASE GUARANTY
                                 --------------

     Reference is made to that certain Lease Agreement dated September __, 2000 (the "Lease"), by and between 1 NORTH DEARBORN TRUST, a Delaware business trust ("Landlord"), and dotspot, inc., a Delaware Corporation ("Tenant!'), pertaining to certain premises comprising the entire 13th floor of the building commonly known as One North Dearborn Street, Chicago, Illinois (the "Premises").

     In consideration for and as an inducement to Landlord to lease the Premises to Tenant, and in further consideration of Ten Dollars ($10.00) and other good and valuable consideration paid, the receipt and legal sufficiency of which are acknowledged, the undersigned, divine interVentures, inc. ("Guarantor"), guarantees to Landlord, its trustees, beneficiaries, officers, directors, successors and assigns the payment of all rent and other sums and the performance of all covenants and obligations by Tenant as and when the same become due under the Lease.

     Guarantor waives presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which may be legally required to charge it with liability; and Guarantor agrees that its liability as Guarantor will not be impaired or affected by (i) any renewals, waivers or extensions which may be made from time to time, with or without the knowledge and consent of Guarantor, of any default or the time of payment or performance required under the Lease;
(ii) any forbearance or delay in enforcing any obligation; (iii) any assignment of the Lease or subletting of the Premises; (iv) any neglect or refusal to enforce or to realize upon any security which may have been given or may be given; or (v) any modification of the terms or provisions of the Lease.

     Without limiting the foregoing, Guarantor waives any right to require Landlord to enforce any remedy which Landlord now has or may hereafter have against Tenant, any endorser or any other guarantor of all or any part of Tenant's liabilities, and Guarantor hereby waives any benefit of and any right to participate in any security or collateral given to Landlord to secure the payment of Tenant's liabilities or any other liability of Tenant to Landlord. Guarantor also waives all setoffs, counterclaims, presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty.

     All duties and obligations of the undersigned pursuant to this Guaranty will be binding upon the officers, directors, legal representatives, successors and assigns of Guarantor and will not be discharged or affected, in whole or in part, by the dissolution, bankruptcy or insolvency of Guarantor. If the undersigned consists of more than one person, then each such person will be jointly and severally liable for the obligations of the undersigned under this Guaranty, and Landlord has no obligation to enforce or attempt to enforce its rights and remedies against any such person proportionately, pro rata or otherwise. This Guaranty is absolute, unconditional, irrevocable and continuing and payment of the sums for which Guarantor becomes liable shall be made at the office of Landlord's trustees, beneficiaries, its successors or assigns from time to time on demand as the same become or are declared due.

     If Landlord at any time is compelled to take action, by legal proceedings or otherwise, to enforce or compel compliance with the terms of this Guaranty, the undersigned will, in addition to any other rights or remedies to which Landlord may be entitled hereunder or as a matter of law or in equity, reimburse Landlord for all costs, including reasonable attorneys' fees, incurred or expended by Landlord in connection therewith. Such reimbursement shall be in addition to any and all amounts payable by Guarantor hereunder and shall not be subject or applied to any limitation or cap on Guarantors obligations under this Guaranty. In the event the Lease is disaffirmed by a trustee in bankruptcy for Tenant, the undersigned agrees that it will, at the election of Landlord, either assume the Lease and perform all of the covenants, terms and conditions of Tenant thereunder or enter into a new lease, which said new lease will be in form and substance identical to the Lease.

     For purposes of this Guaranty, the word "Tenant". also includes the successors and permitted assigns of Tenant. All capitalized terms used in this Guaranty will have the same meanings as are given to such terms in the Lease, unless otherwise specifically defined in this Guaranty. This Guaranty is governed and construed in accordance with the laws of the State of Illinois.

Dated as of September __, 2000.

GUARANTOR:
- ----------

divine interVentures, inc., a
Delaware corporation

By: _______________________________

Its:_______________________________

Address:

___________________________________

___________________________________

___________________________________

                                   EXHIBIT F
                                   ---------

                                   WORKLETTER
                                   ----------

     This Workletter (the "Workletter") is referred to in and specifically made a part of that certain lease dated September __, 2000 (the "Lease") between DOUGLAS ELLIMAN-BEITLER MANAGEMENT CORPORATION, as agent for 1 NORTH DEARBORN TRUST, a Delaware business trust ("Landlord"), and dotspot, inc., a Delaware Corporation ("Tenant").

     Landlord and Tenant agree that their respective rights and obligations with respect to the construction of the Premises shall be as provided in the Lease and in this Workletter. All of the terms used herein which are defined in the Lease shall have the same meanings as provided in the Lease unless otherwise stated herein.

     1 . Tenant's Plans and Specifications

     (A) Tenant, at Tenant's sole cost and expense, shall cause its "in-house" architect and Environmental Systems Design, Inc. to prepare complete, finished architectural plans and specifications in sufficient detail as to heat loads, ventilation, electrical loads and plumbing requirements for preparation of HVAC, mechanical, electrical, plumbing, fire protection, structural and telephone drawings by other professionals engaged by Tenant, including all dimensions and specifications for all work to be performed in the Premises as tenant improvements (collectively "Tenant's Plans").

     (B) Tenant's Plans shall include all information which may be required by Landlord's engineers in connection with mechanical plans, including but not limited to the following:

          (1) Any special floor loading conditions which may exceed the structural weights limits of any floor;

          (2) Specifications of any heat emanating equipment to be installed by Tenant which may require special air conditioning;

          (3) Telephone specifications and electrical specifications of any equipment that requires additional electrical power or outlets;

          (4) Complete specifications of any dataline wiring required, including routing, conduit size, cable type and similar items.

          (5) Furniture plans (including locations of files) showing details of space occupancy;

          (6) Reflected ceiling plans;

          (7) Partition and door location plans;

          (8) Fire safety plans; and

          (9) Plans for any stairwell to be constructed in the Premises.

     (C) Tenant's Plans are expressly subject to Landlord's prior written approval. Landlord shall, within five (5) business days after submission of any of Tenant's Plans, either (i) approve Tenant's Plans as submitted, or (ii) advise Tenant of the changes required in Tenant's Plans in order to meet Landlord's requirements. If Landlord does not respond to Tenant within said five
(5) business day period, then Tenant's Plans shall be deemed approved as submitted. Neither review nor approval by Landlord of any of Tenant's Plans shall constitute a representation or warranty by Landlord that Tenant's Plans are complete or suitable for their intended purpose, or comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability to Tenant or to any other person or entity for such completeness, suitability or compliance.

     (D) Tenant shall make no material changes in Tenant's Plans after approval thereof by Landlord without the prior written consent of Landlord.

     2. Tenant's Work. Upon receipt and approval by Landlord of all of Tenant's Plans, Tenant shall cause the Premises to be improved in accordance with Tenant's Plans. The improvement of the Premises in accordance with Tenant's Plans is sometimes referred to herein as the "Tenant's Work". Upon approval by Landlord of Tenant's Plans, Tenant shall cause Tenant's Plans to be filed with the governmental agencies having jurisdiction thereof in order to obtain all governmental permits and authorizations which may be required in connection with the Work to be done.

     3. Landlord's Work.

     (A) Landlord will cause its general contractor, Clune Construction to complete the shell and core improvements described in and pursuant to the terms of Exhibit 1 attached to this Work Letter (the "Landlord's Work"). Subject to obtaining applicable permits and subject to matters of force majeure, Landlord will cause the Landlord's Work to be completed in accordance with the provisions of paragraphs 3(B) and 3(D) below. Tenant acknowledges that Landlord's Work will be performed concurrently with the performance of Tenant's Work and Landlord and Tenant agree to cooperate with each other to cause the efficient completion of all such work.

     (B) On or before October 9, 2000, (the "Threshold Delivery Date") Landlord agrees to deliver the Threshold Shell and Core Improvements (as defined on Exhibit 1 attached). Subject to obtaining applicable permits and subject to matters of force majeure, Landlord will deliver the Premises with the Threshold Shell and Core Improvements Substantially Completed (as defined below). For purposes of this paragraph 3, "Substantially Completed" means that the work is complete in accordance with the terms and provisions of Exhibit 1, except for Normal Punch List Items (as defined below). Within ten (10) days of the Threshold Delivery Date, Tenant agrees to furnish Landlord a written list ("Tenants Threshold Punch List Notice") of (a) punch items, if any, which Landlord must complete to conform the Threshold Shell and Core Improvements to the requirements set forth in Exhibit 1, and which items do not materially interfere with Tenant's ability to construct Tenant's Work (the "Normal Threshold Punch List Items") and (b) punch list items, if any, which Landlord must complete to conform to the requirements set forth in Exhibit 1, and which items materially interfere with Tenant's ability to construct Tenant's Work (the "Material Threshold Punch List Items").

     (C) In the event there are Material Threshold Punch List Items set forth in Tenant's Punch List Notice and Landlord does not complete such Material Threshold Punch List Items within ten (10) business days of receipt of Tenant's Threshold Punch List Notice, then, except for matters of force majeure, or Tenant delay, the number of days from the Delivery Date through the date of completion of such Material Threshold Punch List Items shall be referred to as the "Number of Delay Days" and the Rent Commencement Date shall be extended by the number of days equal to the product of two (2) times the Number of Delay Days.

     (D) On or before the Subsequent Delivery Date (as indicated in Exhibit 1 attached), Landlord agrees to deliver the Subsequent Shell and Core Improvements (as defined on Exhibit 1 attached) Substantially Completed. Within ten (10) days of each respective Subsequent Delivery Date, Tenant agrees to furnish Landlord a written list ("Tenant's Subsequent Punch List Notice") of (i) punch list items, if any, which Landlord must complete to conform the Subsequent Shell and Core Improvements to the requirements set forth in Exhibit I and which items do not materially interfere with Tenant's ability to construct Tenant's Work (the "Normal Subsequent Punch List Items") and (b) punch list items, if any, which Landlord must complete to conform to the requirements set forth on Exhibit 1, and which items materially interfere with Tenant's ability to construct Tenant's Work (the "Material Subsequent Punch List Items").

     (E) In the event there are Material Subsequent Punch List Items set forth in Tenant's Subsequent Punch List Notice and Landlord does not complete such Material Subsequent Punch List Items within ten (10) business days of receipt of Tenant's Subsequent Punch List Notice, then, except for matters of force majeure, or Tenant delay, the number of days from the Subsequent Delivery Date through the date of completion of such Material Subsequent Punch List Items shall be referred to as the "Number of Subsequent Delay Days" and the Rent Commencement Date shall be extended by the number of days equal to the product of two (2) times the Number of Subsequent Delay Days; provided, if at such time the Rent Commencement Date has occurred, then Tenant shall be entitled to an abatement of Rent due under this Lease commencing on the date such abatement is determined for a period of time equal to the number of Subsequent Delay Days times two (2).

     (F) Upon the completion of Landlord's Work, if any of Landlord's Work remains to be completed, the parties' representatives shall prepare a joint inspection report of such work and Landlord shall use its best efforts to complete the same within forty-five (45) days thereafter, subject to such additional time as may be necessary to obtain permits or for matters beyond Landlord's reasonable control, including but not limited to force majeure.

     (G) In the event that the Threshold Delivery Date has not occurred by December 9, 2000, extended for matters of force majeure and Tenant delay, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord, in which case the parties shall be relieved of any and all further obligations under this Lease.

     4. Landlord's Contribution. Landlord shall contribute the sum of $1,739,535.00 (based on $35.00 per square foot of Rentable Area in the Premises) (the "Contribution") toward the "Cost of the Work" (as hereinafter defined). As used herein, "Cost of the Work" shall mean the costs of all labor and materials for improvements to the Premises in accordance with Tenant's Plans, the preparation of Tenant's Plans, general contractor's fees, costs of builtin furniture, costs of separately metering electricity to the Premises, costs of permits (and associated fees to procure permits), costs of cabling the Premises, and costs for the purchase, delivery and installation of any other item which, when installed in the Premises, shall be deemed a fixture or a permanent improvement to the Premises. No supervisory fees shall be payable to Landlord in connection with the Work. In the event the Cost of the Work is for an amount in excess of the Contribution, or, as a result of approved change orders, or for any other reason, becomes in excess of the Contribution (such excess amount referred to as the "Excess"), then Tenant shall be solely responsible for payment of such excess. In no event shall Landlord have any liability or responsibility for the Excess. In the event that the Cost of Work is less then the Contribution, then upon the final determination of the unused amount of the Contribution, such unused amount, up to $149,103.00, will be offset against the next installments of monthly Base Rent until such unused portion is applied in full. All requests by Tenant for payment for the Cost of the Work shall be paid by Landlord within thirty (30) days after Landlord's receipt of such written request, accompanied by invoices, lien waivers and other appropriate documentation reasonably - satisfactory to Landlord which evidences the actual charges incurred in the cost of the Work. In the event the Cost of the Work results in an Excess, then Landlord will not be obligated to make its final payment(s) of the Contribution to Tenant to the extent of the Excess, until Tenant delivers lien waivers for all of the Work, including without limitation all Work resulting in an Excess. Provided Tenant is not in default under this Lease beyond applicable grace and cure periods, in the event that (i) Landlord shall fail to pay any portion of Landlord's Contribution in accordance with the terms and conditions of this Workletter, and (ii) such failure shall continue for sixty (60) days after the Rent Commencement Date, Tenant shall have the right, by giving Landlord notice of the exercise of such right, to set off and deduct such unpaid portion of Landlord's Contribution against 50% of each installment of Base Rent next coming due, until such time as Tenant has been paid, or recouped from such off sets, or through some combination, in full the total amount of such liability.

     5. Completion of Tenant's Work. From and after the Commencement Date, Landlord will permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Premises to perform Tenant's Work. Tenants Work shall comply With all of the provisions of the Lease, including, without limitation, the construction, insurance and other terms, provisions and requirements of section 6 of the Lease. Except as otherwise provided below, Landlord shall provide Tenant, at Landlord's cost, with access. to loading docks, freight elevators, construction hoists and electrical service in connection with the completion of Tenant's Work. Tenant shall reimburse Landlord for the cost of the use of the construction hoists by Tenant, and for the cost of the use of the construction hoists by Landlord or its contractors after normal operating hours (whether performing work for Tenant or others) to the extent that the use of such hoists after normal operating hours was made necessary by the use of the hoists by Tenant and Tenant's contractors during normal operating hours. Scheduling of Tenant's Work in the Premises and the use of loading docks, freight elevators and construction hoists shall be subject to advance scheduling as reasonably determined by Landlord. Tenant's right of entry as provided herein shall be a license only, conditioned upon Tenant fully performing and complying with each of the following covenants, conditions and requirements:

     (A) All contractors and subcontractors engaged -by or on behalf of Tenant to perform the Work shall be subject to Landlord's approval. Landlord agrees not to unreasonably withhold or delay its consent to such constructors and subcontractors. Landlord approves Clune Construction as Tenant's contractor. Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and Landlord's agents in the performance of Landlord's Work or work for other tenants and occupants of the Building.

     (B) Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Work and/or to property placed in the Premises prior to the Commencement Date and thereafter, the same being at Tenant's sole risk. Tenant shall allow Landlord access to the Premises for inspection purposes at all times during the period that Tenant is performing any Tenant's Work. If Tenant or any entity performing Tenant's Work on behalf of Tenant causes any injury to any person or any damage to the Premises, the Building, any other property of Landlord or to any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from and against any loss, damage or injury suffered in connection with any such damage or injury. Further, Tenant shall cause such damage to be repaired at Tenant's expense, and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, then Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or in equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs. Notwithstanding the foregoing, the provisions of Section 9,3 of the Lease shall be applicable hereto.

     (C) All contractors and subcontractors performing Tenant's Work shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates these requirements to cease work in the Building and remove its equipment and its employees from the Building. At Landlord's option, Landlord may require Tenant to remove any work that has not been done according to approved plans, and to restore any portion of the Building on which Tenant has performed such nonconforming work to its original condition;

     (D) During the performance of Tenant's Work and Tenant's fixturing, Landlord shall provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in Landlord's containers at such designated location. Tenant shall accumulate its trash in containers supplied by Landlord and shall not permit trash to accumulate within the Premises or in any Building corridors or public areas. Tenant shall perform Tenant's Work in a manner that dust or dirt is contained entirely within the Premises, and Tenant shall cause

Tenant's contractors to leave the Premises in broom clean condition at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, Tenant shall pay to Landlord an additional charge for such removal on a time and material basis;

     (E) Tenant agrees that all services and work performed on the Premises by, on behalf of or for the account of Tenant, including installation of telephones, carpeting, materials and personal property delivered to the Premises, shall be done in a first-class, workmanlike manner using only good grades of material and shall be performed only by persons covered by a collective bargaining agreement with the appropriate trade union; and

     (F) Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, contractors and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (except those caused by the grossly negligent or intentional actions of Landlord), including reasonable attorney's fees, of whatever nature, including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Premises or the Building, and the cost of any repairs to the Premises or the Building necessitated by activities of Tenant or Tenant's contractors. Notwithstanding the foregoing, the provisions of Section 9,3 of the Lease shall be applicable hereto.

6. Miscellaneous.

     (A) Except as expressly set forth herein, Landlord has no other agreement with Tenant to improve the Premises and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease or this Workletter shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

     (B) Except as otherwise provided, this Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto if the initial term of the Lease is renewed or extended, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (C) The failure by Tenant to pay any amount(s) due Landlord pursuant to this Workletter within the time periods herein stated shall be deemed a default under the terms of the Lease, for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent, and all late payments shall be subject to interest and late charges as provided in the Lease.

     (D) This Workletter is being executed in conjunction with the Lease and is subject to the limitation of Landlord's liability set forth therein. In the event of a conflict between the Lease and this Workletter, the terms of this Workletter shall govern.

     (E) Tenant agrees that any existing improvements in the Premises not used in construction of Tenant's Work, including but not limited to doors, door frames, lighting, light fixtures and other detachable improvements, shall be returned to Landlord for its use.

     IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of this day of September, 2000.

LANDLORD:       TENANT:

DOUGLAS ELLIMAN-BEITLER MANAGEMENT      dotspot, inc., a Delaware corporation
CORPORATION, as agent for 1 North
Dearborn Trust, a Delaware
business trust

By:____________________________         By:____________________________

Its: __________________________         Its:___________________________

                                   Exhibit 1
                          One North Dearborn Building
                  Base Building / Shell and Core Improvements

T = Threshold Improvements
SDI = Subsequent Delivery Improvements

Demolition (T) - Landlord will remove existing conditions, including: 1) partition walls, 2) millwork, 3) floor and wall finishes, 4) interior doors 5) window treatments 6) suspended ceiling system, ceiling tiles (excluding adhesive), and lighting; 7) mechanical, plumbing, and electrical systems; 8) existing sprinklers and fire hose valve cabinets. DELIVERY DATE - OCTOBER 9,2000. Demolition of existing sprinklers will take three (3) weeks and will be coordinated with Tenant sprinkler installation.

Asbestos Abatement (T) - Landlord will remove and/or encapsulate asbestos containing materials in accordance with Landlord's Operations and Maintenance Program for the building. DELIVERY DATE - OCTOBER 9, 2000.

Exterior Windows (SDI) - Landlord will scrape, replace broken glass as necessary, caulk and seal shut all windows. Interior window frames will be primed and ready to accept tenant's paint finish. DELIVERY DATE -DECEMBER 31, 2000.

Walls and Column Enclosures (T) - Landlord will repair exterior walls and core walls as necessary, ready to accept tenant's paint finish. DELIVERY DATE - OCTOBER 9, 2000.

Existing Penetrations (SDI) - Landlord will seal and firestop existing floor, column enclosure, and core wall penetrations. DELIVERY DATE - OCTOBER 9. 2000. Closing of penetration at 14 th floor slab will be DELIVERED by NOVEMBER 1, 2000.

Window Treatment (SDI) - Landlord will furnish and install building standard, commercial grade, roll-up window shades. DELIVERY DATE - JANUARY 10, 2000.

Floor Treatment (T) - Landlord will provide newly poured concrete floor ready to receive tenant floor finish. DELIVERY DATE - OCTOBER 9,2000.

Floor-by-Floor Air Handling System (SDI) - Landlord will provide two (2) new air-handling units per floor utilizing a continuous medium pressure loop with fan powered and VAV boxes. Perimeter fan powered boxes will be installed during tenant development beyond the six (6) that will be installed by Landlord. Chilled water will be provided by Unicorn for the central air handlers. Valved and capped 2-inch supply and return taps for future connection will be provided at each chilled water riser location. DELIVERY DATE OF 2-INCH SUPPLY AND RETURN TAPS OCTOBER 20,2000. DELIVERY DATE FOR MEDIUM PRESSURE LOOP - OCTOBER 20,2000. INSTALLATION OF SIX (6) FAN POWERED HEAT BOXES BY LANDLORD WILL BE COORDINATED WITH TENANT DEVELOPMENT WORK. Landlord will install medium pressure ductwork. as close to the bottom of existing beams as possible in order to attempt to achieve a bottorn of duct condition 8'0" above existing floor between column lines 13, 14 and 15 adjacent to the east fan room. Subject to Landlord's reasonable approval, Tenant shall have the right to relocate the medium pressure loop at Tenant's sole cost.

Perimeter Heating (SDI) - Landlord is providing by new electric baseboard heaters with adjustable thermostats integral to each baseboard enclosure in conjunction with tenant-provided electric heating coils located within perimeter fan powered boxes. DELIVERY DATE - DECEMBER 1, 2000.

Fire Protection (SDI) - Landlord will allow for fully sprinklered spate suitable for installation and modification as required for Tenant improvement. Landlord will provide code required flow and tamper switch for connection to by Tenant.. Standpipe system provisions will include risers with 2 1/2" fire hose valves located within stairwells. Risers will support fire hose valves as required by Tenant improvement. DELIVERY DATE FOR FLOW AND TAMPER SWITCHES - OCTOBER 20, 2000. Tenant may, at its sole cost and expense, remove and cap all or some portion of the eight (8) existing standpipes, if and when Landlord determines that the existing standpipe system will no longer be utilized.

Plumbing (SDI) - Sanitary and vent connections are available at eight existing wet columns. New cold water, waste and vent connections are available at the core toilet locations. New floor-by-floor hot water heaters will be provided for core toilet use only. DELIVERY DATE - NOVEMBER 1, 2000.

Electrical (SDI) - Landlord will install 480 volt meter sockets with disconnect, capable of supporting a total tenant lighting and receptacle load of 7 watts per square foot. DELIVERY DATE - DECEMBER 31, 2000. Landlord will use commercially reasonably efforts to have permanent power available by December 1, 2000. Subject to Landlord's review and approval of Tenant's Plans and availability of space, Tenant shall have the right to place its transformers and associated distribution equipment in base building electrical closets.

Life Safety System (Base Building) (SDI) - Landlord will provide the following life safety elements in common areas: 1) exit and emergency lighting, 2) fire alarm speaker and strobes and 3) smoke detectors where required. DELIVERY DATE NOVEMBER 1, 2000.

Life Safety System (Tenant) (SDI) - The base building system will have the capability to serve the following life safety features, as part of tenant improvement; 1) exit and emergency lighting, 2) smoke detectors, and 3) fire alarm speakers and strobes as required by the tenant. DELIVERY DATE - OCTOBER 9, 2000.

Telecommunications (7) - Landlord will provide routing path from main telecommunication room in basement to floor-by-floor base building telecommunication closets and roof for Tenant's telecommunications carrier(s) to installed cable. Final path size and location subject to Landlord approval. DELIVERY DATE -- OCTOBER 9. 2000. Subject to Landlord's review and reasonable approval of Tenant's Plans, Tenant shall have the tight to install and maintain conduit in, the existing electrical closet at, column I 1.5/E at Tenant's sole cost.

Restrooms (SDI) - Landlord will provide one (1) fully finished men's restroom and one (1) fully finished women's restroom. on each floor. Restroom layout and finishes will be determined by Landlord. DELIVERY DATE - JANUARY 15,2001.

Landlord agrees that the shell & core improvement plans dated July 19, 2000, Sheets E1.2, E1.3, E1.4 and M213 have not materially changed and provide information detailing the condition of the base building delivery.

                                   EXHIBIT G
                                   ---------

                        CERTIFICATE OF COMMENCEMENT DATE
                        --------------------------------

     With respect to that certain Lease Agreement dated September __, 2000 (the "Lease") for the premises commonly known as Suite ______ in the Building located at One North Dearborn, Chicago, Illinois, the undersigned certify and agree that the date of the commencement of the Term of the Lease was ___________ and the date of expiration of the Term of the Lease will be ______________.

Dated this _____, day of ____________, 2000.

LANDLORD:
- ---------

1 NORTH DEARBORN TRUST, a
Delaware business trust

By:     DOUGLAS ELLIMAN-BEITLER
        MANAGEMENT CORPORATION, an
        Illinois corporation, its agent

        By:_______________________________

        Its:______________________________


TENANT:
- -------

dotspot, inc., a Delaware corporation

        By:_______________________________

        Its:______________________________

                                   EXHIBIT H
                                   ---------

AFTER RECORDING, RETURN TO:

___________________________

___________________________

___________________________

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
            -------------------------------------------------------

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as the "Agreement") is dated as of , 2000 by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company, having an office at 11 Madison Avenue, New York, New York 10010 (hereinafter referred to as "Mortgagee"), and dotspot, inc., a Delaware corporation, having an office at 1301 North Elston Avenue, Chicago Illinois 60622 (hereinafter referred to as 'Tenant"), and 1 NORTH DEARBORN TRUST, a Delaware business trust, having an office at 1 North Dearborn Avenue, Chicago, Illinois 60601 (hereinafter referred to as "Landlord").

                                  WITNESSETH:

WHEREAS, Mortgagee made a loan to Landlord which is secured by a mortgage encumbering certain real property described in Exhibit A attached hereto and made a part hereof (hereinafter called the "Mortgaged Property"), which was executed by Landlord as of __________________ and recorded in the Office of the Recorder of Deeds of Cook County, Illinois on ________________ as Document No. _____________ (hereinafter called the "Mortgage");

     WHEREAS, by written Lease Agreement dated (hereinafter called the "Lease") Tenant has leased a portion of the Mortgaged Property as more fully described in the Lease (the "Premises") for an initial term commencing on the "Commencement Date" and ending on the 'Termination Date" (as such terms are defined in the Lease), subject to being shortened or extended on terms and conditions specified in the Lease; and

     WHEREAS, Tenant has agreed to acknowledge the subordination of the Lease to the lien of the Mortgage and Mortgagee has agreed to grant non-disturbance to Tenant under the Lease.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by each party to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1 . Provided Tenant is not in default under the Lease beyond applicable notice and cure periods, (a) the rights of Tenant under the Lease shall not be affected or disturbed by Mortgagee in the exercise of any of its rights under the Mortgage or any note secured thereby, (b) any, sale of the Mortgaged Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise shall be made subject to Tenant's right of possession under the Lease and any and all of Tenant's rights under the Lease, and (c) Mortgagee shall not join Tenant in any foreclosure or summary proceedings.

     2. Tenant shall attorn to Mortgagee, any receiver or any other person or entity which acquires title to the Mortgaged Property pursuant to any remedy set forth in the Mortgage or, by deed in lieu of foreclosure (any such person or entity being hereinafter referred to as a "Successor Landlord"), and the Lease shall continue in accordance with its terms between Tenant and Mortgagee or such Successor Landlord, except as modified by this Agreement.

     3. (a) Neither Mortgagee nor any Successor Landlord shall be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) liable for the return of any security deposit not actually received by Successor Landlord,
(iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (iv) bound by any advance payment of rent or additional rent made by Tenant to Landlord except for rent or additional rent applicable to the then current month, (v) bound by any amendment or modification of the Lease made without the written consent of Mortgagee, or (vi) bound to effect or pay for any construction for Tenant's occupancy.

     (b) Tenant agrees that it will not, without the prior consent of Mortgagee, do any of the following, and any such purported action without such consent shall be void as against Mortgagee and any Successor Landlord: (i) modify or amend the Lease, (ii) consensually terminate the Lease, (iii) enter into any extensions or renewals of the lease in such a way as to reduce the rent, accelerate rent payments, shorten the term of the Lease, or change any renewal option, or (iv) tender or accept a surrender of the Lease or make a prepayment in excess of one month of rent thereunder.

     4. The Lease and the rights of Tenant thereunder shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to all renewals, extensions, modifications and replacements thereof, including any increases therein or supplements thereto.

     5. The foregoing provisions shall be self-operative. However, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn, such other instrument as either shall reasonably request in order to effectuate said provisions.

     6. Except as set forth below, Tenant certifies that there are no known defaults on the part of Landlord, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Premises, that (after the release of any escrow governing the delivery of the Lease pending receipt by Tenant of this Agreement) the Lease is in full force and effect and that all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied at the date hereof have been satisfied.
Exceptions:

     7. Tenant shall provide Mortgagee a copy of any notice (the "Notice") of default served upon Landlord, at the aforesaid address, by registered or certified mail, return receipt requested, and agrees that, notwithstanding any provision of the Lease to the contrary, no notice of cancellation thereof nor any abatement shall be effective and no right of "self-help" shall be exercised unless Mortgagee has received the aforesaid notice and has failed within the period provided in the Lease for Landlord to cure such default plus an additional thirty (30) days to cure Landlord's default or, if the default cannot be cured within such period, has failed, within such period, to commence and to thereafter diligently prosecute the cure of Landlord's default which gave rise to such right of cancellation, abatement or "self-help". Notwithstanding the foregoing, Mortgagee may, but shall not be obligated to, so cure Landlord's default. Furthermore, notwithstanding anything above to the contrary, provided Tenant has provided Mortgagee the Notice, the provisions of this paragraph 7 shall not apply to a default of Landlord for its failure to pay Landlord's Contribution under paragraph 4 of the Workletter.

     8. Landlord and Tenant agree that notice from Mortgagee to Tenant shall have the same effect under the Lease as notice to Tenant from Landlord thereunder and Tenant agrees to be bound by such notice notwithstanding the existence or nonexistence of a default under the Mortgage or any dispute with respect thereto between Mortgagee and the mortgagor under the Mortgage.

     9. In the event that a default occurs under the terms of the Mortgage, Tenant agrees (and Landlord acknowledges and agrees to same), upon written notification from Mortgagee of said default made to Tenant, to pay all rents then due or to become due directly to Mortgagee (which notice Mortgagee agrees shall, only be given in accordance with the terms of the Mortgage) or until further notice is received from Mortgagee. Landlord agrees that any such payment to Mortgagee shall satisfy pro tanto the obligations of Tenant under the Lease. Tenant shall continue to look to Landlord for the performance of Landlord's obligations under the Lease.

     10. Any notice required or desired to be given hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, addressed as follows:

If to Mortgagee:               Credit Suisse First Boston Mortgage Capital LLC
                               11 Madison Avenue
                               New York, New York 10010
                               Attention: Mr. Trevor Bond

If to Tenant:
                               _______________________________
                               _______________________________
                               _______________________________

                               Attention:_____________________

If to Landlord:                1 North Dearborn Trust
                               1 North Dearborn Avenue
                               Chicago, Illinois 60601
                               Attention: General Manager

     11. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor Landlord shall acquire title to the Mortgaged Property, Successor Landlord shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Mortgaged Property and the rents, income and/or profits thereof and therefrom, and Tenant shall look exclusively to such interest and the rents, income and/or profits thereof and therefrom, if any, of Successor Landlord in the Mortgaged Property for the payment and discharge of all obligations and liabilities imposed upon Mortgagee hereunder or under the Lease, and Successor Landlord is hereby released and relieved of any and all other obligations and liabilities hereunder and under the Lease in excess of Successor Landlord's interest in the Mortgaged Property with respect to a monetary judgment obtained by Tenant. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Mortgaged Property and the rents, income and/or profits thereof and therefrom, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

     12. This Agreement shall inure to the benefit of and be binding upon Tenant and any .successor or assignee of Tenant which pursuant to the provisions of the Lease is entitled to succeed to Tenants interest therein. This Agreement shall inure to the benefit of and be binding upon Mortgagee and its successors and assigns, including any purchaser of the Mortgaged Property at a foreclosure sale and the Landlord and its successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MORTGAGEE:

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC

By:______________________________

   Name:_________________________

   Title:________________________

TENANT:

dotspot, inc., a Delaware corporation

By:______________________________

   Name:_________________________

   Title:________________________

LANDLORD:

I NORTH DEARBORN TRUST, a
Delaware business trust

By: 1 North Dearborn, Inc., Trustee

By:______________________________

   Name:_________________________

   Title:________________________

STATE OF             )
        -------------) SS:
COUNTY OF            )
         ------------)

     On the day of in the year 2000 before me, the undersigned, a notary public in and for. said state, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
                                   ____________________________
                                             Notary Public

My Commission Expires:____________________

STATE OF             )
        -------------) SS:
COUNTY OF            )
         ------------)

     On the day of in the year 2000 before me, the undersigned, a notary public in and for said state, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                   ____________________________
                                             Notary Public

My Commission Expires:____________________

                                   EXHIBIT K
                                   ---------

                                 SEARS SCHEDULE
                                 --------------

                       SCHEDULE 3.5(E) OF THE SEARS LEASE
                       ----------------------------------

                                              Annual Operating
                             Lease Year      Costs Contribution
                             ----------      ------------------
                                 1              $396,259.27
                                 2              $408,147.05
                                 3              $420,391.46
                                 4              $433,033.20
                                 5              $445,993.30
                                 6              $459,373.10
                                 7              $473,154.29
                                 8              $487,348.92
                                 9              $501,969.39
                                 10             $517,969.39
                                 11             $532,539.32
                                 12             $548,515.50
                                 13             $564,970.97
                                 14             $581,920.10
                                 15             $599,377.70
                                 16             $617,359.03
                                 17             $635,879.80
                                 18             $654,956.20
                                 19             $674,604.88
                                 20             $694,843.03

STATE OF             )
        -------------) SS:
COUNTY OF            )
         ------------)

     On the _____ day of __________ in the year 2000 before me, the. undersigned, a notary public in and for said state, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                   ____________________________
                                             Notary Public

My Commission Expires:____________________

                                   EXHIBIT I
                          CLEANING SPECIFICATIONS FOR
                               ONE NORTH DEARBORN

                               TABLE OF CONTENTS

A. TASKS AND FREQUENCIES FOR OFFICES, ADMINISTRATIVE AREAS, BANK AREA, CONFERENCE, MEETING ROOM, LIBRARY AREAS, TENANT KITCHENETTES AND ANY TENANT AREA.

B.   TASKS AND FREQUENCIES FOR PUBLIC RESTROOMS, PRIVATE RESTROOMS AND LOCKER
     ROOMS.

C.   TASKS AND FREQUENCIES FOR COMPUTER ROOMS.

D. TASKS AND FREQUENCIES FOR GARAGE, DOCK, RAMP AREA, PARKING, SIDEWALKS, AND RECEIVING ROOM.

E..  TASKS AND FREQUENCIES FOR JANITOR CLOSETS, STORAGE AND WORK AREAS.

F.   TASKS AND FREQUENCIES FOR ELEVATORS.

G.   TASKS AND FREQUENCIES FOR MECHANICS AREAS.

H.   TASKS AND FREQUENCIES FOR STAIRS.

I. TASKS AND FREQUENCIES FOR CORRIDORS AND LOBBIES INCLUDING, MAIN LOBBY AND SECURITY/INFORMATION.

J.   FLOOR CARE PROGRAM (HARD SURFACE FLOORING)

K.   SNOW REMOVAL.

L.   RECYCLING

     1.      TASKS

M.   GRAFFITI REMOVAL

N.   DAILY CUSTODIAN DUTIES.

A. TASKS AND FREQUENCIES FOR OFFICES, ADMINISTRATIVE AREAS, BANK AREA, CONFERENCE, MEETING ROOMS, LIBRARY AREAS, TENANT KITCHENETTES, AND ANY TENANT AREA.
     -------------------------------------------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   REMOVE GRAFFITI
DAILY   EMPTY TRASH BASKETS AND CARRY TO COLLECTION AREAS, REPLACE LINERS
        AS NEEDED
DAILY   SPOT CLEAN CARPET TO REMOVE STAINS
DAILY   SPOT VACUUM T REMOVE VISIBLE SOIL
WEEKLY  FULLY VACUUM ALL CARPET CORNERS, EDGES AND HIDDEN AREAS
DAILY   DUST MOP ALL HARD SURFACE FLOORS
DAILY   MOP ALL STAINS AND SPILLS
DAILY   SPOT CLEAN ALL PARTITIONS AND GLASS
DAILY   CLEAN TELEPHONES
DAILY DUST AND SPOT CLEAN ALL HORIZONTAL AND VERTICAL AREAS REMOVING FINGERPRINTS, STAINS AND SMUDGES (BELOW 6FT)
DAILY   DAMP WIPE ALL BUILDING SURFACES AND EQUIPMENT IN KITCHENETTE

WEEKLY  BUFF ALL HARD SURFACE FLOORS
MONTHLY CLEAN OR DUST ALL SURFACES ABOVE NORMAL REACH
MONTHLY DETAIL CLEAN BASEBOARDS
MONTHLY VACUUM ALL FABRIC FURNITURE

QUARTERLY       DUST ALL HVAC LOUVERS

B.   TASKS AND FREQUENCIES FOR PUBLIC RESTROOMS, PRIVATE RESTROOMS AND LOCKER
     ROOMS
     ------------------------------------------------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   REMOVE GRAFFITI
DAILY   POLICE LITTER
DAILY   CLEAN AND SANITIZE FIXTURES
DAILY   POLISH CHROME
DAILY   MOP FLOORS
DAILY   REFILL DISPENSERS
DAILY   EMPTY TRASH AND REPLACE LINERS
DAILY   SPOT CLEAN WALLS AND DOORS
WEEKLY  DUST ALL HIGH REACH AREAS
WEEKLY  DRY HOS/EXTRACT CARPET
MONTHLY         MACHINE SCROB OR POWER WASH

MONTHLY DUST AL HVAC LOUVERS

C.      COMPUTER ROOMS

DAILY   REMOVE GRAFFITI
DAILY   POLICE LITTER
DAILY   REMOVE CARPET STAINS
DAILY   EMPTY TRASH RECEPTACLES & REPLACE LINERS AS NEEDED
DAILY   DUST MOP OR SWEEP WITH ELECTROSTATIC MOP
DAILY   SPOT MOP
DAILY   VACUUM TRAFFIC LANES AND VISIBLE SOIL
WEEKLY  DUST BUILDING SURFACES
WEEKLY  DUST FURNITURE SURFACES
WEEKLY  SPOT CLEAN BUILDING SURFACES
WEEKLY  VACUUM COMPLETELY
QUARTERLY       DUST ALL HVAC LOUVERS
QUARTERLY       DRY CLEAN FLOORING

D.   TASKS AND FREQUENCIES FOR GARAGE, DOCK, RAMP AREAS, PARKING,
     SIDEWALKS, AND RECEIVING ROOM
     ------------------------------------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   REMOVE GRAFFITI
DAILY   POLICE LITTER
DAILY   SWEEP MOP OR DUST MOP
DAILY   VACUUM ALL CARPET AND SPOT CLEAN
DAILY   SPOT CLEAN BUILDING SURFACES
DAILY   MOP ALL HARD SURFACE FLOORS
DAILY   EMPTY TRASH AND REPLACE LINERS
WEEKLY  DUST ALL HIGH REACH AREAS
WEEKLY  DRY HOST/EXTRACT CARPET
MONTHLY SPOT CLEAN WALLS
SEMIANNUALLY    MACHINE SCRUB OR POWER WASH
SEMIANNUALLY    MACHINE SCRUB AND SEAL UPPER DOCK AREA
SEMIANNUALLY    DUST ALL HVAC LOUVERS

E.   TASKS AND FREQUENCIES OR JANITOR CLOSETS STORAGE AND WORK AREAS
     ---------------------------------------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   POLICE LITTER
DAILY   CLEAN AND ARRANGE ALL EQUIPMENT
DAILY   EMPTY VACUUM CLEANER BAGS AND CHECK BELTS

DAILY   SWEEP OR DUST MOP
DAILY   DAMP MOP
DAILY   DUST AND SPOT CLEAN BUILDING SURFACES
SEMIANNUALLY    DUST ALL HVAC LOUVERS

F.   TASKS AND FREQUENCIES FOR ELEVATORS
     -----------------------------------

FREQUENCY      TASK
- ----------      ----
DAILY   REMOVE GRAFFITI
DAILY   POLICE LITTER
DAILY   DUST BUILDING SURFACES
DAILY   DUST MOP NON-CARPETED FLOORS
DAILY   VACUUM COMPLETELY
DAILY   REMOVE CARPET STAINS
DAILY   CLEAN ELEVATOR DOOR TRACKS, DOOR, PANELS AND POLISH
WEEKLY  EXTRACT CARPET OR DRY CLEAN

G.   TASKS AND FREQUENCIES FOR MECHANICAL AREA
     -----------------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   EMPTY TRASH RECEPTACLES AND REPLACE LINERS
WEEKLY  DUST MOP AND DAMP MOP HARD SURFACE AREAS
WEEKLY  SPOT CLEAN BUILDING SURFACES
MONTHLY         DUST ALL LOW AND HIGH REACH AREAS

H.   TASKS AND FREQUENCIES FOR STAIRS
     --------------------------------

FREQUENCY       TASK
- ---------       ----
DAILY   POLICE LITTER
WEEKLY  DUST MOP, SPOT CLEAN WALLS, RAILS AND LEDGES AND SPOT MOP
MONTHLY DUST MOP AND DAMP MOP
MONTHLY DUST LOW AND HIGH REACH AREAS
SEMIANNUALLY    DUST ALL HVAC LOUVERS

I.   TASKS AND FREQUENCIES FOR CORRIDORS AND LOBBIES, INCLUDING MAIN LOBBY AND
     -------------------------------------------------------------------------
     SECURITY/INFORMATION

- -FREQUENCY      TASK
- ----------      ----
DAILY   POLICE LITTER
DAILY   FULLY VACUUM CARPE "MATS" AND CORRIDORS
DAILY   SPOT CLEAN MAT STAINS
DAILY   SPOT CLEAN WALL, BASEBOARDS AND ALL HIDDEN AREAS
DAILY   CLEAN FRONT GLASS DOORS, REVOLVING DOORS AND DIRECTORY
DAILY   SPOT CLEAN ALL BUILDING SURFACES
DAILY DUST ALL VERTICAL AND HORIZONTAL SURFACES WITHIN REACH TO REMOVE FINGERPRINTS, SMUDGES AND STAINS
DAILY   MACHINE SCRUB/BUFF FLOORING
DAILY   DAMP MOP ALL HARD SURFACE FLOORS
DAILY   CLEAN AND DISINFECT WATER FOUNTAINS
WEEKLY  EXTRACT FLOOR MATS
MONTHLY DUST AND CLEAN ALL HVAC LOUVERS

J.   FLOOR CARE PROGRAM
     ------------------

IN CONJUNCTION WITH DAILY AND ROUTINE CLEANING SPECIFICATIONS THE FOLLOWING CARE PROGRAM MUST BE IMPLEMENTED

     A. FOR ALL TENANT AREAS: SURFACES SUCH AS VINYL TILE AND TERRAZZO 3 TIMES/YEAR. MACHINE SCRUB AND TOP COAT WITH SPECIAL ATTENTION TO CORNERS, BASEBOARD AND HIDDEN AREAS. 1 TIME/YEAR STRIP AND REFINISH.

     B. FOR ALL NATURAL STONE SURFACES SUCH AS GRANITE AND MARBLE. 2 TIMES/YEAR, MACHINE SCRUB USING NEUTRAL STONE SOAP AND BUFF USING POLISHING SOFT PAD "NO FINISH".

     C. FOR RESTROOMS AND SHOWER ROOMS "CERAMIC SURFACES." MONTHLY: MACHINE SCRUB USING NEUTRAL ALL PURPOSE SOAP WITH SPECIAL ATTENTION TO GROUT AND BASEBOARDS.

     D.   FOR OTHER HARD SURFACES: SEE ROUTINE CLEANING SPECIFICATIONS.

K.   SNOW REMOVAL
     ------------

SNOW REMOVAL SERVICEA SHALL BE CONSIDERED AS A ROUTINE PERIMETER MAINTENANCE PROGRAM LIMITED TO ENTRANCES AND SIDEWALKS ONLY. SNOW REMOVAL OPERATIONS SHALL BEGIN NO LESS THAN TWO HOURS PRIOR TO THE SCHEDULED OPENING OF THE FACILITY AND SHALL CONTINUE AS NEEDED UNLESS DIRECTED OTHERWISE BY THE DOUGLAS
ELLIMAN-BEITLER AUTHORIZED REPRESENTATIVE.

L.   RECYCLING
     ---------

     1. TASKS'

COMPACT RECYCLABLE MATERIALS FROM RECYCLING CONTAININS, DELIVER TO THE DOCK OR PICK UP AREAS DESIGNATED BY EACH, LOCATION.

ESTABLISH ON GOING EDUCATION PROGRAM TO INFORM EMPLOYEES ABOUT WHICH MATERIALS CAN BE RECYCLED AND HOW THEY SHOULD BE PREPARED FOR RECYCLING.

M.  GRAFFITI REMOVAL
    ----------------

THE CUSTODIAL SHALL REMOVE ANY GANG RELATED OR OTHER GRAFFITI, EITHER INSIDE OR OUTSIDE THE BUILDING, AS REQUIRED WHERE REASONABLE AND AS SOON AS POSSIBLE, USING AN EFFECTIVE METHOD ACCEPTABLE TO THE DOUGLAS ELLIMAN-BEITLER MANAGEMENT.

N.   DAILY CUSTODIAN DUTIES
     ----------------------

     1. CLEAN UP FLOOR SPILLS (WATER, HUMAN WASTE, POP, COFFEE, ETC.) AS SOON AS POSSIBLE ONCE IDENTIFIED.

     2.   MOVE BOXES, FURNITURE, ETC., WHEN REQUESTED

     3. SET UP FOR SCHEDULED MEETINGS, CLEAN UP AFTERWARD AND RETURN ROOM, EQUIPMENT, ETC., TO ORIGINAL SET UP.

     4. ASSIST BUILDING ENGINEER IN EMERGENCIES CLOGGED TOILETS, BROKEN GLASS, ETC.

     5.   ASSIST IN SNOW REMOVAL

     6.   ASSIST IN SALTING SIDEWALKS.

     7. ASSIST AND COLLECT RECYCLING MATERIALS FROM CENTRAL LOCATIONS AND DELIVER TO DESIGNATED AREA.

     8.   MOP ALL ENTRANCE WAYS AND CORRIDORS DURING INCLEMENT WEATHER.

     9.   CLEAN ENTRANCE DOOR GLASS DAILY.

     10. 2 TIMES DAILY, CHECK ALL PUBLIC RESTROOMS FOR SPILLS (TO BE MOPPED) AND SUPPLIES (RE-SUPPLY DISPENSERS AS NEEDED).

     11. REPORT ANY UNSAFE CONDITION, INCLUDING EXPENDED FIRE EXTINGUISHERS TO MANAGEMENT PERSONNEL (INCLUDING - BURNED OUT LIGHTS, BROKEN FIXTURES, LEAKS, ETC.)

     12.  POLICE, VACUUM AND SPOT CLEAN ELEVATOR.

     13. POLICE LITTER ON ALL GROUNDS AREAS, SIDEWALKS, PARKING, WALKWAYS, SEATING AREAS, ROADWAYS, DRIVEWAYS AND BUILDING ENTRANCES.

     14.  REMOVE GRAFFITI ON BUILDING SURFACES AS NEEDED.

     15. PERFORM ANY DUTIES AS DIRECTED/ASSIGNED BY BUILDING MANAGEMENT REPRESENTATIVE.

     16.  SPOT CLEAN AND HOSE DOWN SIDEWALKS AS NEEDED.

     17.  PUT OUT OR REMOVE LOBBY REUNNERS OR MATS AS DIRECTED BY MANAGEMENT.

                                   EXHIBIT J
                                   ---------

                              HVAC SPECIFICATIONS
                              -------------------

The HVAC system designed to serve the 13th Floor at One North Dearborn is designed to meet the following criteria:

     When the outside air temperature is 95 degrees F dry bulb 75 degrees F wet bulb, the HVAC system is designed to maintain an average inside air temperature of 74 degrees F, plus or minus two degrees F.

     When the outside air temperature is -10 degrees F, the HVAC system is designed to maintain an average inside air temperature of 72 degrees F, plus or minus two degrees F.